UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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OSMOTICA PHARMACEUTICALS PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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400 Crossing Boulevard
Bridgewater, NJ 08807

April [  ], 2020

Dear Shareholder:

We cordially invite you to attend our 2020 Annual General Meeting of Shareholders on Wednesday, May 20, 2020, at 3:00 PM (local time), to be held at [                                    ].

In particular, I wish to highlight that at this year’s Annual General Meeting of Shareholders, we are seeking shareholder approval of a renewal of a waiver of potential offer obligations under Rule 37 of the Irish Takeover Rules in connection with the buyback or redemption by us of our ordinary shares (Proposal 3), which is described in more detail in the proxy statement.

The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual General Meeting of Shareholders, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. Instructions for Internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing and signing your proxy card and returning it in the enclosed envelope.

We hope that you will be able to join us on May 20th.

Sincerely,

Brian Markison
Chief Executive Officer and Chairman of the Board of Directors

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take in relation to this proxy statement, and in particular in relation to Proposal 3, you are recommended to seek your own financial advice immediately from an independent financial adviser being, if you are resident in Ireland, an organization or firm authorized under the European Communities (Markets in Financial Instruments) Regulation 2007 (S.I. No. 60 of 2007) or, if you are not so resident, from another appropriately authorized independent financial adviser.

Osmotica Pharmaceuticals plc

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS, INCLUDING PROPOSED APPROVAL OF WAIVER OF OFFER OBLIGATIONS UNDER RULE 37 OF THE IRISH TAKEOVER RULES TO ENABLE SHARE BUYBACKS OR REDEMPTIONS

May 20, 2020

The 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) of Osmotica Pharmaceuticals plc (the “Company” or “Osmotica”) will be held at [                  ] on Wednesday, May 20, 2020 at 3:00 PM (local time) for the following purposes as further described in the proxy statement accompanying this Notice:

1.                                      To elect, by separate resolutions, the eight directors specifically named in the proxy statement, each for a term extending until the conclusion of the Company’s next annual general meeting of shareholders;

2.                                      To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020, and to authorize, in a binding vote, the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration;

3.                                      To, having regard to The Irish Takeover Panel Act 1997, Takeover Rules 2013 (the “Takeover Rules”) and to the conditions attached by the Irish Takeover Panel to the grant of a waiver under Rule 37 of the Takeover Rules as set out in its letter dated March 6, 2020 to A&L Goodbody (as described on page 36 of the proxy statement accompanying this Notice), approve the maximum shareholding in the Company of the Concert Party (as defined on page of 34 of the proxy statement accompanying this Notice) of 89.5% as a result of the repurchase or redemption by the Company of up to 5,889,870 ordinary shares of $0.01 each in the capital of the Company pursuant to the authority conferred on the Company pursuant to the Articles of Association of the Company, on the basis that no member of the Concert Party shall by reason of such increase become obliged to make an offer to the Company’s shareholders pursuant to the said Rule 37;

4.                                      To receive and consider the Company’s Irish Statutory Financial Statements for the year ended December 31, 2019 and the reports of the directors and auditors thereon, and to review the affairs of the Company; and

5.                                      To conduct any other business properly brought before the Annual Meeting.

Shareholders of record at the close of business on March 23, 2020 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

Proposals 1 and 2 above are ordinary resolutions requiring a simple majority of the votes cast at the Annual Meeting to be approved. All proposals are more fully described in this proxy statement.

Only Independent Shareholders are entitled to cast votes on Proposal 3. Independent Shareholders are all shareholders of the Company except Avista, Altchem and the Management Individuals. Proposal 3 is an ordinary resolution requiring a simple majority of the votes of Independent Shareholders cast at the Annual Meeting to be approved.

There is no requirement under Irish law that the Company’s Irish Statutory Financial Statements for the year ended December 31, 2019, or the directors’ and auditor’s reports thereon, be approved by the shareholders, and no such approval will be sought at the Annual Meeting.

To attend the Annual Meeting, you must demonstrate that you were an Osmotica shareholder as of the close of business on March 23, 2020 or hold a valid proxy for the Annual Meeting from such a shareholder.  If you were not a shareholder of record but hold shares through a bank, broker or other third party, you may present a brokerage statement showing proof of your ownership of ordinary shares of Osmotica as of March 23, 2020. A shareholder entitled to attend and vote at the Annual Meeting is also entitled, using the proxy card provided, to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual Meeting. A proxy need not be a shareholder of record. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.

Bridgewater, NJ	By Order of the Board of Directors

Christopher Klein
April [ ], 2020	Secretary

i

Osmotica Pharmaceuticals plc

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 20, 2020

PROXY STATEMENT

The board of directors of Osmotica Pharmaceuticals plc (“Osmotica” or the “Company”) is soliciting your proxy for the 2020 Annual General Meeting of Shareholders (the “Annual Meeting”). Attendance in person or by proxy of a majority of the shares outstanding and entitled to vote at the meeting is required for a quorum for the Annual Meeting.

You may vote on the Internet, using the procedures and instructions described on the proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. If you vote by Internet, your use of that system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014 (the “Irish Companies Act”), of each of Brian Markison, Andrew Einhorn and Rebecca Jewell, as your proxy to vote your shares on your behalf in accordance with your Internet instructions.

In addition to voting on the Internet, you may vote by telephone using the toll-free telephone number contained on the proxy card or voting instruction card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act, of each of Brian Markison, Andrew Einhorn and Rebecca Jewell as your proxy to vote your shares on your behalf in accordance with your telephone instructions. You may also vote by mail by completing and returning a proxy card or voting instruction card. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. With proper documentation, you may also vote in person at the meeting.

You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card or delivering a written revocation to the Secretary of Osmotica. Your attendance at the Annual Meeting alone will not revoke your proxy.

Shareholders of record at the close of business on March 23, 2020 are entitled to vote at the meeting. Each of the 58,898,708 ordinary shares outstanding on the record date is entitled to one vote on Proposals 1 and 2. Each of the 11,435,118 ordinary shares held by Independent Shareholders outstanding on the record date is entitled to one vote on Proposal 3.

This proxy statement, the proxy card, the Annual Report to Shareholders for the year ended December 31, 2019 (the “Annual Report”) and the Irish Statutory Financial Statements are being first mailed to shareholders on or about the date of the notice of meeting. Our registered office is at 25-28 North Wall Quay, Dublin 1, Ireland and our primary US office is at 400 Crossing Boulevard, Bridgewater, NJ 08807.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 20, 2020:  Our proxy statement, Annual Report and Irish Statutory Financial Statements for the year ended December 31, 2019 are available on our website at https://ir.osmotica.com/. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Throughout this proxy statement, unless the context requires otherwise, all references to Osmotica Pharmaceuticals plc, Osmotica and/or the Company, its board of directors, board committees, executive officers and directors and its compensation and other policies and programs on or prior to our initial public offering, refer to those of our predecessor, Osmotica Holdings S.C.Sp.

PROPOSAL 1

ELECTION OF DIRECTORS

Osmotica has a board of directors currently consisting of eight directors with terms expiring at the Annual Meeting.

At each annual general meeting of shareholders, directors are elected for a term of one year extending until the next annual general meeting and until their successors are duly elected and qualified. The persons named in the enclosed proxy will vote to elect Brian Markison, Joachim Benes, David Burgstahler, Gregory L. Cowan, Michael DeBiasi, Sriram Venkataraman, Juan Vergez and Fred Weiss as directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the ordinary shares represented by proxies may be voted for a substitute nominee designated by the board of directors. Management has no reason to believe that any of the above-mentioned persons will be unable to serve if elected.

We seek nominees who possess the highest personal and professional ethics, integrity and values and are committed to representing the long-term interests of the Company’s shareholders. Nominees should possess the requisite ability, judgment and experience to oversee the Company’s business, and should contribute to the overall diversity of the board of directors. Accordingly, the board of directors considers the qualifications of nominees individually and in the broader context of its overall composition and the Company’s current and future needs. Unless otherwise permitted by applicable phase-in rules and exemptions, nominees are selected such that the composition of the board of directors adheres to the standards of independence promulgated by the Nasdaq Stock Market. Our nominees hold or have held senior executive positions and in these positions have also gained experience in core management skills and substantive areas relevant to our business. Our nominees also have experience serving on boards of directors and board committees of other companies, including public companies in some instances, and each of our nominees has an understanding of corporate governance practices and trends.

In addition, each of our nominees has prior service on our board of directors, which has provided them with significant exposure to both our business and the industry in which we compete. We believe that each of our nominees possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes for each director in the individual biographies below.

Your Board of Directors recommends that you vote FOR the election of each of the nominees as director.

Brian Markison, age 60
Director since 2016

Brian Markison became a director and our Chief Executive Officer in 2016. Mr. Markison has been a healthcare industry advisor to Avista Capital Partners since September 2012 and has more than 35 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. From July 2011 to July 2012, he served as the President and Chief Executive Officer and member of the board of directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology that was sold to Sandoz Ltd., the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairman and Chief Executive Officer of King Pharmaceuticals, Inc., which he joined as Chief Operating Officer in March 2004. He was promoted to President and Chief Executive Officer later that year and elected Chairman in 2007. Prior to joining King Pharmaceuticals, Inc., Mr. Markison held various senior leadership positions at Bristol-Myers Squibb Company, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. He serves as Chairman of the board of Lantheus Holdings, Inc. and is on the board of directors of Cosette Pharmaceuticals, Inc., National Spine and Pain Centers, LLC and Braeburn Pharmaceuticals, Inc. He is also a Director of the College of New Jersey. Mr. Markison received a B.S. degree from Iona College. Mr. Markison is being nominated to serve on our board of directors because of his strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Joachim Benes, age 31

Director since 2020

Joachim Benes became a director in 2020. Mr. Benes has been a director at Helix Equities Ltd. since January 2017, and he was previously a senior associate at CPP Investment Board from September 2015 until January 2017. Mr. Benes earned a Bachelor of Economics from Universidad de San Andres in October 2010 and an M.B.A. from Harvard Business School in May 2015. Mr. Benes is being nominated to serve on our board of directors because of his financial acumen and experience investing in a wide range of private and public companies.

David Burgstahler, age 51
Director since 2016

David Burgstahler became a director in 2016. Mr. Burgstahler is the Co-Managing Partner and Co-Chief Executive Officer of Avista Capital Partners. Mr. Burgstahler was a founding partner of Avista Capital Partners in 2005, and since 2009 has been President of Avista Capital Partners. Prior to forming Avista Capital Partners, Mr. Burgstahler was a partner of DLJ Merchant Banking Partners. Mr. Burgstahler was at DLJ Investment Banking from 1995 to 1997 and at DLJ Merchant Banking Partners from 1997 to 2005. Prior to that, Mr. Burgstahler worked at Andersen Consulting (now known as Accenture plc) and McDonnell Douglas (now known as The Boeing Company). Mr. Burgstahler currently serves as a director of Arcadia Consumer

Healthcare, Inc., Cosette Pharmaceuticals, Inc., Inform Diagnostics, Inc., United BioSource Corporation and XIFIN, Inc. Mr. Burgstahler also previously served on the board of directors of AngioDynamics, Inc., Armored AutoGroup, Avista Healthcare Public Acquisition Corp., BioReliance Corp., ConvaTec Healthcare B S.a.r.l., Focus Diagnostics, Inc., INC Research Holdings, Inc., Lantheus Holdings, Inc., MPI Research, Inc., Strategic Partners, LLC, Visant Corp., Warner Chilcott PLC and WideOpenWest, Inc. Mr. Burgstahler is also a Trustee of the Trinity School in New York City. Mr. Burgstahler holds a B.S. in Aerospace Engineering from the University of Kansas and an M.B.A. from Harvard Business School. Mr. Burgstahler is being nominated to serve on our board of directors because of his extensive finance and management background, including over 20 years in banking and private equity finance, and his experience serving as a director for a diverse group of private and public companies.

Gregory L. Cowan, age 66, Independent
Director since 2019

Gregory L. Cowan became a director in 2019. Mr. Cowan previously served for one year as the Executive Vice President and Chief Financial Officer of Avantor, Inc. Mr. Cowan has also served for eight years as the Senior Vice President and Chief Financial Officer and five years as Corporate Controller of VWR Corporation, which was acquired by Avantor, Inc. in 2017. Prior to joining VWR Corporation, Mr. Cowan spent approximately five years at CDI Corporation, a professional services company, in various senior financial positions, most recently as Senior Vice President and Chief Accounting Officer. Prior to CDI Corporation, he was Vice President of Internal Audit at Crown Holdings, Inc. (formerly Crown Cork and Seal Company Inc.) for approximately eight years and a senior manager at PricewaterhouseCoopers LLC, where he served in various audit and consulting capacities for eleven years. Mr. Cowan also previously served as a director of Emtec, Inc., including as the chairman of its audit committee and member of its compensation committee. He graduated from Rutgers University with a degree in accounting and finance. Mr. Cowan is being nominated to serve on our board of directors because his financial acumen, corporate governance expertise and experience growing businesses.

Michael DeBiasi, age 44, Independent
Director since 2019

Michael DeBiasi became a director in 2019. Since December 2018, Mr. DeBiasi has been the Chief Executive Officer and a director of Arcadia Consumer Healthcare, Inc. From October 2014 to November 2018, Mr. DeBiasi held positions of increasing responsibility at Bayer US, where he was most recently Vice President and General Manager — US Nutritionals and Digestive Health. Prior to that, Mr. DeBiasi held senior positions at Merck & Co, Inc. and Welch Foods. Mr. DeBiasi earned a B.S. in Chemical Engineering from the University of Notre Dame and an M.B.A. in Finance and Marketing from Northwestern University, Kellogg School of Business. Mr. DeBiasi is being nominated to serve on our board of directors because of his track record as a successful business leader and his extensive experience building effective commercial teams and implementing appropriate governance, compliance and quality systems and processes.

Sriram Venkataraman, age 47
Director since 2016

Sriram Venkataraman became a director in 2016. He is also a Partner of Avista Capital Partners, having joined in 2007. Prior to joining Avista Capital Partners, Mr. Venkataraman was a Vice President in the Healthcare Investment Banking group at Credit Suisse Group AG, where he worked from 2001 to 2007. Previously, he worked at GE Healthcare (formerly known as GE Medical Systems) from 1996 to 1999. He currently serves as a director of Inform Diagnostics, Inc., National Spine & Pain Centers Holdings, LLC, OptiNose, Inc., XIFIN, Inc. and Cosette Pharmaceuticals, Inc. and previously served as a director of AngioDynamics, Inc., Lantheus Holdings, Inc. and Zest Anchors, Inc. Mr. Venkataraman holds an M.S. in Electrical Engineering from the University of Illinois, Urbana-Champaign and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Venkataraman is being nominated to serve on our board of directors because of his experience in the healthcare industry, his strong finance and management background, and his experience serving as a director of private and public companies.

Juan Vergez, age 61
Director since 2016

Juan Vergez became a director in 2016. Mr. Vergez served as the President of Osmotica Argentina from November 2010 to May 2016 and as the New Business Director of Osmotica Argentina from May 2016 to December 2017. Mr. Vergez previously served as a director of Nutrifoods, S.A. Mr. Vergez is being nominated to serve on our board of directors due to his more than 40 years of experience in the pharmaceutical industry.

Fred Weiss, age 78, Independent
Director since 2018

Fred Weiss became a director in 2018. Mr. Weiss is currently the managing director of the consulting firm FGW Consultancy LLC and was previously the managing director of FGW Associates, Inc., a position he held beginning in 1997. Prior to joining FGW Associates, Inc., he served as a senior executive for Warner-Lambert for nearly 20 years. Mr. Weiss has been on the board of directors and Chair of the Finance Committee of the Michael J. Fox Foundation for Parkinson’s Research since 1999. From 2001 to 2007 Mr. Weiss was a member of the BTG plc board of directors and Chair of the Audit Committee. Mr. Weiss served from January 2000 to January 2017 as Vice Chair of the board of directors and Chair of the Audit Committee of numerous BlackRock-sponsored mutual funds. He also served on the board of directors of Allergan plc from 2000 to 2018. Mr. Weiss is being nominated to serve on our board of directors because of his financial expertise and experience in strategic planning and corporate development.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Structure and Committee Composition

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee with the composition and responsibilities described below. Each committee operates under a written charter approved by the board of directors. The members of each committee are appointed by the board of directors and serve until their successors are elected and qualified, unless they are earlier removed or resign. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. While each committee has designated responsibilities, the committees act on behalf of the entire board of directors. The committees regularly report on their activities to the entire board of directors.

Our board of directors held six meetings in 2019. During 2019, each director attended at least 75% of the board of directors’ meetings and the total meetings held by all of the committees on which he served during the periods that he served.

During 2019, the board of directors had three standing committees:  audit, compensation and nominating and corporate governance. The table below provides information about the membership of these committees during 2019:

Name	Audit	Compensation	Nominating and Corporate Governance
Brian Markison			X
David Burgstahler		X(1)	X*
Gregory L. Cowan	X(2)*
Michael DeBiasi	X(3)
Carlos Sielecki(4)		X	X
Sriram Venkataraman	X(5)
Juan Vergez	X(6)		X
Fred Weiss	X(7)	X*	X
Number of meetings during 2019	9	4	4

*                                         Chair

(1)                                 In February 2019, Mr. Burgstahler stepped down from his position as chair of the compensation committee and Mr. Weiss assumed this role.

(2)                                 Mr. Cowan was appointed to the audit committee in January 2019.

(3)                                 Mr. DeBiasi was appointed to the audit committee effective October 1, 2019.

(4)                                 Mr. Sielecki resigned from the board effective March 23, 2020.

(5)                                 When Mr. DeBiasi joined the board in October 2019, he replaced Mr. Venkataraman as a member of the audit committee.

(6)                                 When Mr. Cowan joined the board in January 2019, he replaced Mr. Vergez as a member of the audit committee.

(7)                                 In April 2019, Mr. Weiss stepped down from his position as chair of the audit committee and Mr. Cowan assumed this role.

Audit Committee

Our audit committee is currently comprised of Mr. Cowan, Mr. DeBiasi and Mr. Weiss, with Mr. Cowan serving as chairman of the committee. Our board of directors has determined that each member of our audit committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act (the “Exchange Act”), the applicable rules of the Nasdaq Stock Market and the Companies Act 2014 of Ireland (the “Irish Companies Act”). Our board of directors has also determined that Mr. Weiss and Mr. Cowan is each an “audit committee financial expert” within the meaning of the Securities and Exchange Commission (the “SEC”) regulations and have “competence in accounting or auditing” within the meaning of the Irish Companies Act. Our board of directors has adopted a written charter under which the audit committee operates. A copy of the charter is available on our website.

The audit committee’s primary duties and responsibilities are:

•                  appointing, approving the compensation of and assessing the qualifications, performance and independence of our independent registered public accounting firm, and in particular the provision of additional services to each entity covered by the committee;

•                  pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•                  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•                  monitoring the audit of our financial statements;

•                  setting policies for our hiring of employees or former employees of our independent registered public accounting firm;

•                  reviewing our significant risk exposures and assessing the steps that management has taken to monitor and control such exposures in support of the board of directors’ activities in overseeing the Company’s risk management and mitigation activities;

•                  reviewing the adequacy of our internal control over financial reporting, including information system controls and security;

•                  monitoring the effectiveness of our systems of internal control, internal audit and risk management for each entity covered by the committee;

•                  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•                  reviewing and assessing the adequacy of the committee charter and submitting any changes to our board of directors for approval;

•                  monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•                  preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;

•                  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

•                  reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts; and

•                  recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our annual report on Form 10-K.

Compensation Committee

Our compensation committee is currently composed of Mr. Burgstahler, Mr. Cowan and Mr. Weiss, with Mr. Weiss serving as chairman of the committee. We currently avail ourselves of the “controlled company” exception under the Nasdaq Stock Market rules and do not have a compensation committee that is composed entirely of independent directors as defined under the Nasdaq Stock Market rules. Our board of directors has adopted a written charter under which the compensation committee operates. A copy of the charter is available on our website.

The compensation committee’s primary duties and responsibilities are:

•                  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, the officers who report directly to the Chief Executive Officer and all officers who are “insiders” subject to Section 16 of the Exchange Act;

•                  evaluating the performance of our Chief Executive Officer and such other officers in light of such corporate goals and objectives, and determining and approving or recommending to our board of directors for approval, the compensation of our Chief Executive Officer and such other officers;

•                  appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•                  conducting the independence assessment outlined in the listing standards of the Nasdaq Stock Market with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•                  annually reviewing and reassessing the adequacy of the committee charter and submitting any changes to our board of directors for approval;

•                  reviewing and establishing our overall management compensation and our compensation philosophy and policy;

•                  overseeing and administering our equity compensation and other compensatory plans;

•                  reviewing and approving our equity and incentive policies and procedures for the grant of equity-based awards and approving the grant of such equity-based awards;

•                  reviewing and making recommendations to our board of directors with respect to non-employee director compensation; and

•                  producing a report, if required, on executive compensation to be included in our annual proxy statement or annual report on Form 10-K.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is currently composed of Mr. Burgstahler, Mr. Markison, Mr. Vergez and Mr. Weiss, with Mr. Burgstahler serving as chairman of the committee. Our board of directors has determined that Mr. Weiss is “independent” as defined in the applicable rules of the Nasdaq Stock Market. A copy of the charter is available on our website.

The nominating and corporate governance committee’s primary duties and responsibilities are:

•                  establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

•                  identifying individuals qualified to become members of our board of directors;

•                  recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•                  developing and recommending to our board of directors a set of corporate governance principles;

•                  articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;

•                  reviewing and recommending to our board of directors practices and policies with respect to directors;

•                  reviewing and recommending to our board of directors the functions, duties and compositions of the committees of our board of directors;

•                  reviewing and assessing the adequacy of the committee charter and submitting any changes to our board of directors for approval;

•                  considering and reporting to our board of directors any questions of possible conflicts of interest of members of the board of directors;

•                  providing for new director orientation and continuing education for existing directors on a periodic basis;

•                  performing an evaluation of the performance of the committee; and

•                  overseeing the evaluation of our board of directors.

Our Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the board of directors’ attention risks that are material to Osmotica. The board of directors has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Osmotica. The board of directors believes that evaluating the executive team’s management of the various risks confronting Osmotica is one of its most important areas of oversight.

In accordance with this responsibility, the board of directors administers its risk oversight role both directly and through its committee structure and the committees’ regular reports at board meetings. The board of directors reviews strategic, financial and execution risks and exposures associated with the annual plan and multi-year plans, cybersecurity, major litigation and other matters that may present material risks to the Company’s operations, plans or prospects or to the Company’s reputation, acquisitions and divestitures and senior management succession planning. The audit committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, regulatory compliance and compliance with orders and data security. The compensation committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements and has determined that the risks arising from our compensation practices are not reasonably likely to have a material adverse effect on the Company.

Corporate Governance

Board Independence. The board of directors evaluates any relationships of each director and nominee with Osmotica and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the Nasdaq Stock Market. Our board of directors reviews any transactions and relationships between each non-management director or any member of his or her immediate family and Osmotica. The purpose of this review is to determine whether there were any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. As a result of this review, our board unanimously determined that Mr. Cowan, Mr. DeBiasi and Mr. Weiss are independent under the governance and listing standards of the Nasdaq Stock Market. We currently avail ourselves of the “controlled company” exception under the Nasdaq Stock Market rules and do not have a majority of independent directors as defined under the Nasdaq Stock Market rules.

Board Expertise and Diversity. We seek a board of directors that represents diversity as to experience, gender and ethnicity/race, but we do not have a formal policy with respect to diversity. We also seek a board of directors that reflects a range of talents, ages, skills, viewpoints, professional experience, educational background and expertise to provide sound and prudent guidance with respect to our operations and interests. All of our directors are financially literate, and two members of our audit committee are audit committee financial experts.

Board Annual Performance Reviews. Our Corporate Governance Guidelines provide that the nominating and corporate governance committee is responsible for developing, subject to approval by the board of directors, a process for an annual evaluation of the board of directors and its committees, overseeing such evaluations and reporting the results to the board of directors. If the nominating and corporate governance committee so desires, it may be assisted by an outside consultant in developing such annual evaluation processes. In addition, the written charters of the audit committee, nominating and corporate governance committee and the compensation committee provide that each such committee shall evaluate its performance on an annual basis using criteria that it has developed and shall report to the board of directors on its findings.

Board Nominees. Under its charter, our nominating and corporate governance committee is responsible for recommending candidates to stand for election to the board of directors at the Company’s annual general meeting of shareholders and for recommending candidates to fill vacancies on the board of directors that may occur between annual general meetings of shareholders. The Corporate Governance Guidelines provide that director nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all board of directors and applicable committee meetings. The committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. In addition, the committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1- Election of Directors.”

The nominating and corporate governance committee considers properly submitted recommendations for candidates to the board of directors from shareholders. Any shareholder may submit in writing a candidate for consideration for each annual general meeting of shareholders at which directors are to be elected by not more than 120 calendar days nor less than 90 calendar days before the first anniversary of the date that we released our proxy statement to shareholders in connection with the previous year’s annual general meeting. Any shareholder recommendations for consideration by the nominating and corporate governance committee should set forth as to each candidate (i) all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and, as to such shareholder submitting the nomination, (ii) all information required pursuant to Article 90.4 of our Articles of Association, including, but not limited to, the name and address of such shareholder and the number of ordinary shares owned by such shareholder. The shareholder should also be willing to provide such other information as the nominating and corporate governance committee may reasonably request. Recommendations should be sent to Christopher Klein, Secretary, Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807. The nominating and corporate governance committee evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The nominating and corporate governance committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

Board Leadership Structure. Under our Corporate Governance Guidelines, our board of directors may select a chairperson of the board of directors at any time, who may also be an executive officer of the Company. In 2016, the board of directors appointed Brian Markison as Chief Executive Officer and chairman of the board of directors. Mr. Markison also has significant prior experience with international pharmaceutical companies. Given Mr. Markison’s extensive experience and deep knowledge of the Company and our industry, the board of directors believes that combining the chairman and Chief Executive Officer positions is currently the most effective leadership structure for Osmotica. As Chief Executive Officer, Mr. Markison is intimately involved in the day-to-day operations of the Company and is best positioned to lead the board of directors in setting the strategic focus and direction for the Company. The board of directors believes that the combination of the chairman and Chief Executive Officer roles, as well as the exercise of key board of directors’ oversight responsibilities by independent directors, provides an effective balance for the management of the Company in the best interest of our shareholders.

Policies Relating to Directors. We require directors who are also employees of the Company to offer to tender their resignation from the board of directors at the same time they cease to be employed by the Company and/or its subsidiaries for any reason. At this time, the Company has not adopted a mandatory retirement age for directors. We expect each of our directors to attend each annual general meeting of shareholders, and in 2019, all of our directors attended.

Code of Business Conduct and Ethics. We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our executive officers, and is designed to ensure that our business is conducted with integrity. Among other matters, the Code of Business Conduct and Ethics covers professional conduct, conflicts of interest, intellectual property and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. A copy of the Code of Business Conduct and Ethics is posted on our website, which is located at https://ir.osmotica.com/corporate-governance. We intend to disclose any future amendments to, or waivers from, the Code of Business Conduct and Ethics within four business days of the waiver or amendment through a website posting or by the filing of a Current Report on Form 8-K with the SEC.

Communications with Directors. Shareholders and other interested parties may communicate directly with the board of directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Office of the Secretary, Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the board of directors.

Online Availability of Information. The current versions of our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Compliance Program Overview and the charters for our audit, compensation and nominating and corporate governance committees are available on our website at:  https://ir.osmotica.com/corporate-governance.

Transactions with Related Persons

The board of directors has adopted a related party transactions policy that governs the review and approval of related party transactions. Pursuant to this policy, if the Company wants to enter into a transaction with a related party or an affiliate of a related party, the audit committee will review the proposed transaction to determine, based on applicable rules of the Nasdaq Stock Market and the SEC, whether such transaction requires pre-approval by the audit committee or the board of directors. If pre-approval is required, the proposed transaction will be reviewed at the next regular or special meeting of the audit committee or the board of directors, as applicable. The Company may not enter into a related party transaction unless the audit committee has specifically confirmed in writing that either no further reviews are necessary or that all requisite corporate reviews have been obtained.

In the course of reviewing potential related person transactions, the board of directors considers the nature of the related person’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for Osmotica entering into the transaction with the related person; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the board of directors may deem relevant. Our General Counsel is primarily responsible for the implementation of processes and procedures for screening potential transactions and providing information to the board of directors.

Lease Agreement for Office and Warehouse Space in Buenos Aires, Argentina

On December 29, 2008, through our subsidiary Osmotica Pharmaceutical Argentina S.A., we entered into a lease agreement with Simali S.A., an affiliate of Altchem Limited (“Altchem”), pursuant to which we lease certain office and warehouse space located in Buenos Aires, Argentina. The current lease term expires on December 31, 2020. From January 1, 2019 through February 29, 2020, we paid an aggregate of $185,022 in rent payments under this lease. Our monthly rent payment thereunder is 670,000 Argentinean pesos and 800,000 Argentinean pesos for 2019 and 2020, respectively, plus any required value-added tax. As of February 29, 2020, the exchange rate was 62.12 Argentinean pesos to $1.00.

Shareholders’ Agreement

On October 17, 2018, in connection with our initial public offering (“IPO”), we entered into a shareholders’ agreement with certain affiliates of Avista and Altchem (each, a “Sponsor”). The shareholders’ agreement provides, among other things, that:

•                  for so long as Avista or Altchem, as applicable, owns at least 20% of our issued and outstanding ordinary shares, such Sponsor will be entitled to designate two individuals for nomination to serve on our board of directors; and

•                  when Avista or Altchem, as applicable, own less than 20% but at least 10% of our issued and outstanding ordinary shares, such Sponsor will be entitled to designate one individual for nomination.

Avista has designated David Burgstahler and Sriram Venkataraman as its nominees, and Altchem has designated Joachim Benes and Juan Vergez as its nominees. We are required to take all necessary actions to maintain the composition of our board of directors as set forth above. Pursuant to the terms of the shareholders’ agreement and in proportion to the aforementioned board nomination rights, Avista and Altchem also have the right to designate members of our audit and compensation committees.

In addition, pursuant to the shareholders’ agreement, Avista and Altchem have the right to demand that we register any ordinary shares held by them, subject to certain terms and conditions, including a minimum expected aggregate gross proceeds of $25.0 million. Avista and Altchem have the right, which they exercised in January 2020, to require us to file a registration statement on Form S-3. Accordingly, we filed a registration statement on Form S-3 in January 2020 to register for resale the shares held by Avista, Altchem and certain of their respective affiliates. Avista and Altchem also have piggyback registration rights, such that, if we propose to register any of our shares, we are generally required to include shares that Avista and Altchem request to be included in such registration statement. We will be responsible for all registration expenses, other than underwriting discounts which will be borne by Avista or Altchem on a pro rata basis.

Services Agreement with United Biosource LLC

On August 22, 2018, we entered into a Master Services Agreement with United Biosource LLC, or UBC, an Avista portfolio company, pursuant to which UBC provides us with certain prescription processing and patient access services. As of February 29, 2020, we had entered into Statements of Work with UBC for services valued at approximately $4.4 million.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,528,019	$9.99	4,052,516
Equity compensation plans not approved by security holders	—	—	—
TOTAL	4,528,019	$9.99	4,052,516

(1)         Consists of 2,959,886 shares issuable upon exercise of outstanding options under the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan and 133,900 shares issuable upon exercise of outstanding options and 1,434,233 shares issuable upon vesting of outstanding restricted stock units under the Osmotica Pharmaceuticals plc 2018 Incentive Plan.

(2)         The weighted-average exercise price takes into account 1,434,233 shares under the Osmotica Pharmaceuticals plc 2018 Incentive Plan issuable upon vesting of outstanding restricted stock units, which have no exercise price. The weighted average exercise price solely with respect to stock options outstanding under the approved plans is $14.62.

(3)         Consists of 2,531,867 shares remaining available for issuance under the Osmotica Pharmaceuticals plc 2018 Incentive Plan and 1,520,649 shares remaining available for issuance under the Osmotica Pharmaceuticals plc 2018 Employee Share Purchase Plan.  No further awards will be granted under the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan.

Share Ownership Information

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of March 23, 2020 by (i) such persons known to us to be beneficial owners of more than 5% of our ordinary shares, (ii) each director, director nominee and named executive officer and (iii) all directors and executive officers as a group. The percentages listed below are based on 58,898,708 ordinary shares outstanding as of March 23, 2020. Unless otherwise noted, the address for each individual is c/o Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807.

Name	Number of Shares(1)	Percentage
Beneficial holders of 5% or more of our outstanding ordinary shares:
Investment funds affiliated with Avista Capital Partners(1)	21,700,785	36.8%
Altchem(2)	23,667,540	40.2%
Directors and executive officers:
Brian Markison(3)	2,291,399	3.8%
Joachim Benes(4)	—	—
David Burgstahler(5)	—	—
Gregory L. Cowan(6)	29,110	*
Michael DeBiasi	—	—
Sriram Venkataraman(5)	—	—
Juan Vergez(4)	—	—
Fred Weiss(7)	42,999	*
James Schaub(8)	444,236	*
Tina deVries(9)	128,622	*
Christopher Klein(10)	184,334	*
All Directors and Executive Officers as a Group (12 persons)(11)	3,120,700	5.3%

*                                         Indicates less than 1%

(1)                                 The shares included in the table above consist of 15,730,864 ordinary shares held by Avista Healthcare Partners, L.P., 4,936,926 ordinary shares held by Orbit Co-Invest I LLC and 1,032,995 ordinary shares held by Orbit Co-Invest III LLC, which we collectively refer to as the Avista Funds. Avista Healthcare Partners GP, Ltd., or AHP GP, serves as the general partner of Avista Healthcare Partners, L.P., and Avista Capital Partners III GP, L.P., or ACP GP, serves as the Manager of each of Orbit Co-Invest I LLC and Orbit Co-Invest III LLC. By virtue of the relationships described above, AHP GP may be deemed to share beneficial ownership of the shares held by Avista Healthcare Partners, L.P. and ACP GP may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest I LLC and Orbit Co-Invest III LLC. Voting and disposition decisions at each of AHP GP and ACP GP with respect to the ordinary shares held by the applicable Avista Funds are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of our board of directors. Each of the members of each investment committee disclaims beneficial ownership of the ordinary shares held by such Avista Funds. The address for each of these entities is 65 East 55th Street, 18th Floor, New York, NY 10022.

(2)                                 The shares included in the table above consist of 22,485,297 ordinary shares held by Altchem Limited and 1,182,243 ordinary shares held by Orbit Co-Invest A-1 LLC. Altchem Limited serves as the manager of Orbit Co-Invest A-1 LLC. As a result, Altchem Limited may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest A-1 LLC. Voting and disposition decisions with respect to ordinary shares beneficially owned by Altchem Limited are made by the foundation council of Harsaul Foundation, a foundation organized in Panama, in its absolute discretion. As a result, Harsaul Foundation may be deemed to share beneficial ownership of the ordinary shares held by each of Altchem Limited and Orbit Co-Invest A-1 LLC. The address for Altchem Limited is Kapaïokákn, 6, CITY HOUSE, 3032, Limasol, Cyprus. The address for Orbit Co-Invest A-1 LLC is 895 Sawyer Road Marietta, GA 30062. The registered address for Harsaul Foundation is Ave. Samuel Lewis and 54 Street, Panama, Republic of Panama.

(3)                                 Includes 803,157 shares that may be acquired by Mr. Markison upon the exercise of outstanding options.

(4)                                 Excludes the ordinary shares held by Altchem and Orbit Co-Invest A-1 LLC. See footnote 2 above.

(5)                                 Excludes the ordinary shares held by the Avista Funds. See footnote 1 above.

(6)                                 Includes 23,148 shares that may be acquired by Mr. Cowan upon the vesting of restricted stock units.

(7)                                 Includes 37,037 shares that may be acquired by Mr. Weiss upon the vesting of restricted stock units.

(8)                                 Includes 267,718 shares that may be acquired by Mr. Schaub upon the exercise of outstanding options.

(9)                                 Includes 107,087 shares that may be acquired by Dr. deVries upon the exercise of outstanding options.

(10)                          Includes 107,087 shares that may be acquired by Mr. Klein upon the exercise of outstanding options.

(11)                          Includes 1,365,362 shares that may be acquired by executive officers upon exercise of outstanding options and 60,185 shares that may be acquired by directors upon vesting of restricted stock units]. Excludes the ordinary shares held by the Avista Funds, Altchem Limited and Orbit Co-Invest A-1 LLC. See footnotes 1 and 2 above.

EXECUTIVE AND DIRECTOR COMPENSATION

This section provides an overview of the compensation awarded to, earned by or paid to our principal executive officer and our next three most highly compensated executive officers in respect of their service to us for the year ended December 31, 2019. Based on information available as of the date of this proxy statement, our third and fourth most highly compensated executive officers earned the same compensation for the year ended December 31, 2019 and, as a result, compensation for both individuals is described below. We refer to our principal executive officer and our next three most highly compensated executive officers as our named executive officers. Our named executive officers are:

•                  Brian Markison, our President and Chief Executive Officer;

•                  James Schaub, our Executive Vice President and Chief Operating Officer;

•                  Tina deVries, Ph.D., our Executive Vice President, Research and Development; and

•                  Christopher Klein, our General Counsel and Secretary.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our named executive officers in respect of their service to us for the years ended December 31, 2019 and, where applicable, December 31, 2018.

Name and principal position	Year	Salary ($)(1)		Stock awards ($)(2)	Nonequity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Brian Markison	2019	683,446	(5)	2,762,496	892,680	—	4,338,622
President and Chief Executive Officer	2018	633,262		—	475,599	—	1,108,861
James Schaub	2019	421,808		799,998	264,127	10,569	1,496,502
EVP and Chief Operating Officer	2018	347,692		—	131,404	19,196	498,292
Tina deVries, Ph.D.	2019	414,539		799,998	285,360	11,200	1,511,097
EVP, Research & Development	2018	392,808		—	147,443	11,125	551,376
Christopher Klein General Counsel & Secretary	2019	414,539		799,998	285,360	11,200	1,511,097

(1)                                 Amounts shown for Messrs. Schaub and Klein and Dr. deVries include contributions made to our 401(k) plan. Mr. Markison did not contribute to our 401(k) plan in 2018 or 2019.

(2)                                 Amounts shown in this column represent the aggregate grant date fair value of restricted stock units granted to our named executive officers in 2019 computed by multiplying the number of restricted stock units subject to the respective grant by the closing price of our common stock on the grant date. No equity awards were granted to our named executive officers during 2018.

(3)                                 Amounts shown for 2019 represent each named executive officer’s annual bonus earned with respect to 2019 under the Osmotica Pharmaceuticals plc 2018 Annual Cash Incentive Plan, or the Cash Incentive Plan, based on EBITDA and Cash Flow from Operations goals, as well as individual performance goals. Amounts shown for 2018 represent annual bonuses earned by each of Messrs. Markison and Schaub and Dr. deVries with respect to 2018 under the Cash Incentive Plan, based on the achievement of EBITDA goals.

(4)                                 Amounts shown for Messrs. Schaub and Klein for 2019 represent 401(k) plan company matching contributions. Amount shown for Mr. Schaub for 2018 represents 401(k) plan company matching contributions ($10,816), a car allowance payable from January through June 2018 ($8,251) and the value of an Amazon Echo given to all attendees of a sales meeting ($100), plus a tax gross-up given to all gift recipients ($29). Amount shown for Dr. deVries for 2019 represents 401(k) plan company matching contributions and for 2018 represents 401(k) plan company matching contributions ($11,000) and the value of an Amazon Echo given to all attendees of a sales meeting ($100), plus a tax gross-up given to all gift recipients ($25).

(5)                                 Amount shown for Mr. Markison includes director fees for his service on our board of directors during 2019 ($16,000) and his base salary as our President and Chief Executive Officer ($667,446).

Overview

Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our shareholders. Our Chief Executive Officer makes recommendations to our compensation committee about the compensation of his direct reports, and our compensation committee is responsible for determining the compensation of our executive officers, other than our Chief Executive Officer. Our compensation committee makes recommendations with respect to our Chief Executive Officer’s compensation to our board of directors.

In 2019, our compensation committee engaged Pearl Meyer & Partners, LLC, or Pearl Meyer, an independent compensation consulting firm, to assist in evaluating the company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Prior to engaging Pearl Meyer, our compensation committee assessed the independence of Pearl Meyer from management and, on the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, satisfied itself that no relationships exist that would create a conflict of interest or that would compromise Pearl Meyer’s independence.

2019 Base Salary and Annual Bonus

The employment agreement with each named executive officer, described below, established a base salary for such officer, which is subject to discretionary increase. Each of our named executive officers is paid a base salary reflecting his or her skill set, experience, performance, role and responsibilities. In 2019, our compensation committee reviewed market data and determined that the base salaries of our named executive officers were below market median and approved increases to their base salaries to bring them closer to market median. Effective April 1, 2019, each of our named executive officers received an increase in base salary as follows:

Name	Base salary prior to April 1, 2019	Base salary effective April 1, 2019	% increase	Notes
Brian Markison	$650,000	$690,000	6.2%	Reflects merit increase, market adjustment and fees for service on our board of directors
James Schaub	$400,000	$430,000	7.5%	Reflects merit increase and market adjustment
Tina deVries, Ph.D.	$400,000	$420,000	5.0%	Reflects merit increase and market adjustment
Christopher Klein	$400,000	$420,000	5.0%	Reflects merit increase and market adjustment

As described below, each named executive officer has a target annual bonus opportunity based on his or her base salary earned with respect to the applicable year, as set forth in his or her employment agreement. Each named executive officer’s target annual bonus for 2019, as a percentage of base salary, is: Mr. Markison, 100%; Mr. Schaub, 50%; Dr. deVries, 50%; and Mr. Klein, 50%. Annual bonuses for 2019 were awarded under the Cash Incentive Plan, based on the achievement of pre-established corporate EBITDA and Cash Flow from Operations goals as well as individual objectives. For 2019, both EBITDA and Cash Flow from Operations results (weighted at 50% and 25%, respectively) exceeded our stretch goal and, as a result, each named executive officer earned 150% of his or her target bonus attributable to those goals. After taking into account the level of attainment of individual performance goals (weighted at 25%), each named executive officer received an annual bonus as follows: Mr. Markison, $892,680; Mr. Schaub, $264,127; Dr. deVries, $285,360; and Mr. Klein, $285,360.

Agreements with Our Named Executive Officers

Each of our named executive officers is party to an employment agreement with one of our subsidiaries that sets forth the terms and conditions of his or her employment with us. Each such agreement provides for “at will” employment. Each agreement contains nondisclosure, nonsolicitation, noncompetition and assignment of intellectual property and other obligations to which the executive is bound. The material terms of the employment agreements with our named executive officers are described below. The terms “cause,” “good reason” and “change in control” referred to below are defined in each named executive officer’s employment agreement. In addition, Mr. Markison is party to a letter of appointment with us that sets forth the terms and conditions of his membership on our board of directors. The material terms of his letter of appointment are described below.

Mr. Markison.   Our subsidiary, Vertical/Trigen Holdings, LLC, entered into an employment agreement with Mr. Markison on December 3, 2015 that provides for a fixed base salary level, subject to discretionary increases and which has subsequently been increased, and a target annual bonus equal to 100% of his annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Mr. Markison is eligible to participate in our benefit plans, as in effect from time to time.

In addition, pursuant to a letter of appointment with Mr. Markison, effective as of January 1, 2019, in respect of his service on our board of directors, a portion of Mr. Markison’s base salary will be allocated as follows: (i) an annual cash retainer of $10,000 for service as a director and (ii) an additional cash retainer of $6,000 for service as a member of our nominating and corporate governance committee. In addition, he is entitled to receive reimbursement for reasonable expenses incurred in connection with his duties as a director.

Mr. Schaub.   Our subsidiary, Vertical/Trigen Opco, LLC, entered into an employment agreement with Mr. Schaub on December 16, 2013 that provides for a fixed base salary level, subject to discretionary adjustments and which has subsequently been increased, and a target annual bonus equal to 50% of his annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Mr. Schaub is eligible to participate in our benefit plans, as in effect from time to time.

Dr. deVries.   Our subsidiary, Vertical/Trigen Opco, LLC, entered into an employment agreement with Dr. deVries on May 2, 2016 that provides for a fixed base salary level, subject to annual review and which has subsequently been increased, and a target annual bonus equal to 50% of her annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Dr. deVries is eligible to participate in our benefit plans, as in effect from time to time.

Mr. Klein.   Our subsidiary, Vertical/Trigen Opco, LLC, entered into an employment agreement with Mr. Klein on December 16, 2013 that provides for a fixed base salary level, subject to discretionary adjustments and which has subsequently been increased, and a target annual bonus equal to 50% of his annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Mr. Klein is eligible to participate in our benefit plans, as in effect from time to time.

Termination of Employment Without Cause or for Good Reason.   If Mr. Markison’s employment is terminated by us without cause or by him for good reason, he will be entitled to receive (i) a lump sum amount equal to his annual base salary, (ii) a lump sum amount equal to his full target bonus for the year of termination and (iii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination. In addition, if Mr. Markison elects to receive COBRA health care continuation coverage, we will pay a portion of his monthly COBRA premiums for 24 months following the date of termination in an amount equal to the employer portion of applicable group medical and dental premiums as in effect on the date of termination.

Pursuant to our employment agreement with each of Mr. Schaub and Mr. Klein, if the executive’s employment is terminated by us without cause or by the executive for good reason, he will be entitled to receive (i) an amount equal to his monthly base salary, payable for 12 months following termination in accordance with our payroll schedule, (ii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination, paid at the same time annual bonuses are paid to employees generally, and (iii) a pro rata annual bonus for the year of termination, based on actual performance and paid at the same time annual bonuses are paid to employees generally. In addition, if the executive elects to receive COBRA health care continuation coverage, we will pay his monthly COBRA premiums for up to 12 months following the date of termination.

If Dr. deVries’ employment is terminated by us without cause or by her for good reason, she will be entitled to receive (i) an amount equal to her monthly base salary plus one-twelfth of her target annual bonus, payable for 12 months following termination in accordance with our payroll schedule, and (ii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination. In addition, if Dr. deVries elects to receive COBRA health care continuation coverage, we will pay her monthly COBRA premiums for up to 12 months following the date of termination.

Termination of Employment by Reason of Death or Disability.   If Mr. Markison’s employment is terminated by reason of his death or permanent disability, he will be entitled to receive (i) a pro rata annual bonus for the year of termination, based on actual performance and paid at the same time annual bonuses are paid to employees generally, and (ii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination.

Pursuant to our employment agreement with each of Mr. Schaub and Mr. Klein, if the executive’s employment is terminated by reason of his death or disability, he will be entitled to receive (i) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination, paid at the same time annual bonuses are paid to employees generally, and (ii) a pro rata annual bonus for the year of termination, based on actual performance and paid at the same time annual bonuses are paid to employees generally.

If Dr. deVries’ employment is terminated by reason of her death or disability, she will be entitled to receive a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination, and, if she elects to receive COBRA health care continuation coverage, we will pay her monthly COBRA premiums for up to 12 months following the date of termination.

Termination of Employment Without Cause or for Good Reason Following a Change in Control.   If Mr. Markison’s employment is terminated by us without cause or by him for good reason, in either case, within 12 months following a change in control, in lieu of the benefits described above, Mr. Markison will be entitled to receive (i) a lump sum amount equal to the greater of his annual base salary on the date of termination or the day immediately prior to the change in control, (ii) a lump sum amount equal to the greater of his target annual bonus for the year of termination or for the year in which the change in control occurs and (iii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination. In addition, if Mr. Markison elects to receive COBRA health care continuation coverage, we will pay a portion of his monthly COBRA premiums for 24 months following the date of termination in an amount equal to the employer portion of applicable group medical and dental premiums as in effect on the date of termination.

None of Mr. Schaub, Dr. deVries or Mr. Klein is entitled to any enhanced severance benefits in connection with a termination of the executive’s employment by us without cause or by the executive for good reason following a change in control.

Severance Subject to Release of Claims.   Our obligation to provide an executive with severance payments and other benefits under the executive’s employment agreement is conditioned on the executive signing (and not subsequently revoking) an effective release of claims in favor of us.

Equity-Based Compensation

On February 25, 2019, Mr. Markison received a grant of 387,991 restricted stock units under the Osmotica Pharmaceuticals plc 2018 Incentive Plan, or the 2018 Plan. The restricted stock units vest in full on the fifth anniversary of the grant date, generally subject to Mr. Markison’s continued employment on the vesting date. If Mr. Markison’s employment is terminated by us without cause or by Mr. Markison for good reason (each as defined in his employment agreement) prior to the fifth anniversary of the grant date, a prorated portion of the restricted stock units will vest based on the number of months during which Mr. Markison was employed following the grant date. In connection with a change in control, the restricted stock units will become fully vested if they are not assumed or substituted for by the acquirer or if Mr. Markison’s employment is terminated by us without cause or by Mr. Markison for good reason, in either case on or within 18 months following the change in control.

On January 24, 2019, each of Messrs. Schaub and Klein and Dr. deVries received a grant of 104,849 restricted stock units under the 2018 Plan. The restricted stock units vest in equal annual installments on each of the first four anniversaries of the grant date, generally subject to the named executive officer’s continued employment on each applicable vesting date. In connection with a change in control, the restricted stock units will become fully vested if they are not assumed or substituted for by the acquirer or if the named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason (each as defined in the named executive officer’s employment agreement), in either case on or within 18 months following the change in control.

Prior to our initial public offering, in 2016, our named executive officers were granted options to purchase common units of Osmotica Holdings S.C.Sp. under the Osmotica Holdings S.C.Sp. 2016 Equity Incentive Plan (renamed the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan in connection with a reorganization that was undertaken prior to our initial public offering). Fifty percent of each option grant vested in equal installments on each of the first four anniversaries of the option’s vesting commencement date, generally subject to the named executive officer’s continued employment on each applicable vesting date, and the remaining fifty percent vested based on the achievement of specified performance metrics. In connection with the reorganization that was undertaken prior to our initial public offering, these options were converted to options to purchase our ordinary shares, on the same basis as common units of Osmotica Holdings S.C.Sp. were converted into our ordinary shares, with corresponding adjustments to the exercise price of the options. In connection with the conversion, the options that had been subject solely to time-based vesting continued to vest as described above and the options that had been subject to performance-based vesting were converted into options that vest solely based on the passage of time, with these converted options vesting in equal annual installments on each of the first four anniversaries of October 18, 2018, generally subject to the named executive officer’s continued employment on each applicable vesting date.

Outstanding Equity Awards at Year-End Table

The following table sets forth information concerning the outstanding equity awards held by each of our named executive officers as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Options exercise price ($/share)	Option expiration date		Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Brian Markison	642,524	642,528	14.95	5/5/2026	(2)	—		—
	—	—	—	—		387,991	(3)	2,712,057
James Schaub	214,172	214,178	14.95	5/5/2026	(4)	—		—
	—	—	—	—		104,849	(5)	732,895
Tina deVries, Ph.D.	85,668	85,672	14.95	5/5/2026	(6)	—		—
	—	—	—	—		104,849	(5)	732,895
Christopher Klein	85,668	85,672	14.95	5/5/2026	(7)	—		—
	—	—	—	—		104,849	(5)	732,895

(1)                                 Amounts determined based on the fair market value of our common stock of $6.99 per share, which was the closing price of our common stock on December 31, 2019 as reported on the Nasdaq Global Select Market.

(2)                                 Represents an option to purchase 30,000 common units granted on May 5, 2016, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with the reorganization described above. Fifty percent of the award vests as follows: 25% vested on each of February 3, 2017, February 3, 2018, February 3, 2019 and February 3, 2020. The remaining 50% of the award vests on each anniversary of our initial public offering as follows: 25% vested on October 18, 2019, and the remainder vests in three equal installments on each of October 18, 2020, October 18, 2021 and October 18, 2022.

(3)                                 Represents 387,991 restricted stock units granted on February 25, 2019, which vests in full on February 25, 2024.

(4)                                 Represents an option to purchase 10,000 common units granted on May 5, 2016, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with the reorganization. Fifty percent of the award vests as follows: 25% vested on each of February 3, 2017, February 3, 2018, February 3, 2019 and February 3, 2020. The remaining 50% of the award vests on each anniversary of our initial public offering as follows: 25% vested on October 18, 2019, and the remainder vests in three equal installments on each of October 18, 2020, October 18, 2021 and October 18, 2022.

(5)                                 Represents 104,849 restricted stock units granted on January 24, 2019, which vested as to 25% on January 24, 2020 and vests as to 25% on each of January 24, 2021, January 24, 2022 and January 24, 2023.

(6)                                 Represents an option to purchase 4,000 common units granted on May 5, 2016, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with the reorganization. Fifty percent of the award vests as follows: 25% vested on each of May 2, 2017, May 2, 2018 and May 2, 2019, and the remainder vests on May 2, 2020. The remaining 50% of the award vests on each anniversary of our initial public offering as follows: 25% vested on October 18, 2019, and the remainder vests in three equal installments on each of October 18, 2020, October 18, 2021 and October 18, 2022.

(7)                                 Represents an option to purchase 4,000 common units granted on May 5, 2016, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with the reorganization. Fifty percent of the award vests as follows: 25% vested on each of February 3, 2017, February 3, 2018, February 3, 2019 and February 3, 2020. The remaining 50% of the award vests on each anniversary of our initial public offering as follows: 25% vested on October 18, 2019, and the remainder vests in three equal installments on each of October 18, 2020, October 18, 2021 and October 18, 2022.

Employee Benefits Plans

We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including medical, dental, vision, life and disability insurance. In addition, we maintain a 401(k) plan, under which eligible employees may elect to defer their current eligible compensation, subject to the limits imposed by the Internal Revenue Code. The 401(k) plan also provides that we will make company matching contributions equal to 100% of each employee’s elective deferrals up to 3% of base salary, plus 50% of each employee’s elective deferrals between 3% and 5% of base salary. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Payments on Termination of Employment or Change in Control

Each of our named executive officers is a party to an employment agreement with us that provides for certain payments and benefits in connection with a qualifying termination of his or her employment, as described in “Employment Arrangements with Our Named Executive Officers” above.

In addition, in connection with a change in control, options granted to our named executive officers prior to our initial public offering will become fully vested and exercisable and restricted stock units granted to our named executive officers in 2019 will become fully vested if they are not assumed or substituted for by the acquirer or if the named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason, in either case on or within 18 months following the change in control.

Director Compensation

The following table sets forth information concerning the compensation awarded to, earned by or paid to our non-employee directors during 2019. Mr. Markison’s compensation is included with that of our other named executive officers above in “Summary Compensation Table.”

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
David Burgstahler	$68,750	$—	$68,750
Gregory L. Cowan(3)	$67,500	$335,411	$402,911
Michael DeBiasi(4)	$15,000	$—	$15,000
Sriram Venkataraman	$57,500	$—	$57,500
Carlos Sielecki(5)	$63,750	$—	$63,750
Juan Vergez	$55,000	$—	$55,000
Fred Weiss	$83,750	$379,161	$462,911

(1)                                 Amount represents fees earned in 2019.

(2)                                 Amounts shown in this column represent the aggregate grant date fair value of restricted stock units granted to our non-employee directors in 2019 computed by multiplying the number of restricted stock units subject to the respective grant by the closing price of our common stock on the grant date. As of December 31, 2019, Mr. Weiss held unvested restricted stock units with respect to 71,440 shares of our common stock and Mr. Cowan held unvested restricted stock units with respect to 57,551 shares of our common stock. Non-employee directors who are also partners or employees of, or otherwise affiliated with, Avista or Altchem are not eligible to receive Company equity awards at this time.

(3)                                 Mr. Cowan joined our board of directors on January 2, 2019.

(4)                                 Mr. DeBiasi joined our board of directors on October 1, 2019.

(5)                                 Mr. Sielecki resigned from our board of directors effective March 23, 2020.

Under our director compensation program, which was approved by the board of directors in January 2019, all non-employee directors are eligible to receive the following, pro-rated to reflect any partial year of service: (i) an annual cash retainer of $50,000 for service as a member of the board of directors, (ii) an additional cash retainer for service as a member or chairperson of our audit, compensation or nominating and corporate governance committees as set forth in the table below and (iii) an annual equity award of restricted stock units valued at $175,000 on the date of grant, which will vest upon the earlier of (x) the first anniversary of the grant date and (y) the Company’s next annual general meeting of shareholders. In addition, the Company will grant its non-employee directors an initial restricted stock unit award in connection with each of their appointments to the board of directors with a grant date value of $262,500, one-third of which will vest on each of the first three anniversaries of the grant date. During 2019, Messrs. Weiss and Cowan each received an annual restricted stock unit award, prorated as applicable to reflect a partial year of service, and an initial restricted stock unit award in connection with their appointment to the board of directors.

Due to certain requirements of the Irish Takeover Rules, non-employee directors who are also partners or employees of, or otherwise affiliated with, Avista or Altchem are not eligible to receive Company equity awards at this time. In March 2020, the board of directors approved an update to our director compensation program in order to provide certain non-employee directors who may be deemed to be affiliated with Avista and/or Altchem under the Irish Takeover Rules with additional cash retainers in lieu of the annual and initial restricted stock unit awards they would have been entitled to receive under this program had they been eligible to receive Company equity awards. These non-employee directors, selected by the board, will be eligible to receive (i) an additional annual cash retainer of $175,000, pro-rated to reflect any partial year of service, which will vest upon the earlier of (x) the first anniversary of the grant date and (y) the Company’s next annual general meeting of shareholders and (ii) an initial cash retainer of $262,500, one-third of which will vest on each of the first three anniversaries of the vesting commencement date. The Company will also continue to reimburse all non-employee directors for expenses incurred in connection with attending board and committee meetings. A schedule of board of directors and committee fees is below.

Board and Committee Fees	2019
Audit Committee Member	$10,000
Audit Committee Chair	$20,000
Compensation Committee Member	$8,750
Compensation Committee Chair	$17,500
Nominating and Corporate Governance Committee Member	$5,000
Nominating and Corporate Governance Chair	$10,000
Board Retainer	$50,000

AUDIT COMMITTEE MATTERS

Audit Committee Report

We operate in accordance with a written charter adopted by the board of directors and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of Osmotica’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and the Nasdaq Stock Market, the audit committee is composed of members who are independent, as defined by the listing standards of Nasdaq Stock Market and our Corporate Governance Guidelines. Further, the board of directors determined during 2019 that two of our members, Mr. Cowan and Mr. Weiss, were audit committee financial experts as defined by the rules of the SEC.

The audit committee met nine times during 2019, including meetings with our Chief Financial Officer and other members of management, internal auditors and Ernst & Young LLP (“EY”), Osmotica’s current independent registered public accounting firm. Four of these meetings were held prior to the public release of Osmotica’s quarterly earnings announcement in order to discuss the financial information contained in the announcement.

We took numerous actions to discharge our oversight responsibility with respect to the audit process. We received the written disclosures and the letter from EY pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (“PCAOB”) concerning any relationships between EY and Osmotica and the potential effects of any disclosed relationships on EY’s independence, and discussed with EY its independence. We reviewed with EY and management their audit plans, audit scope and identification of audit risks.

The audit committee also received from, and discussed with, EY the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees.

We reviewed and discussed the audited consolidated financial statements of Osmotica for the year ended December 31, 2019 with management and EY. Management has the responsibility for the preparation of Osmotica’s consolidated financial statements, and EY had the responsibility for the audit of those consolidated financial statements. Based on these reviews and discussions with management and EY, we voted that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. On April 5, 2019, the audit committee dismissed BDO USA LLP (“BDO”), Osmotica’s former independent registered public accounting firm, and requested the resignation of BDO’s Irish affiliate as the Company’s statutory auditor. BDO’s Irish affiliate resigned as statutory auditor of the Company on April 23, 2019. On April 10, 2019, the audit committee engaged EY to serve as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2019 and to provide the statutory auditor services required under Irish law. The audit committee has selected EY to continue to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

The audit committee also pre-approves all audit services, internal control-related services and permitted non-audit services by our independent registered public accounting firm. Consistent with any applicable SEC rules on auditor independence, the audit committee may annually establish ceilings on the level of fees and costs of generally pre-approved and sufficiently defined services that may be performed without seeking additional approval from the audit committee. The audit committee may delegate pre-approval authority to one or more of its members. The member (or members) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next regularly scheduled meeting.

Our policies prohibit Osmotica from engaging our independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser or investment banking services or human resource consulting. In addition, we evaluate whether Osmotica’s use of our independent registered public accounting firm for permitted non-audit services is compatible with maintaining their independence. We concluded that EY’s provision of non-audit services in 2019, all of which we approved in advance, was compatible with its independence.

Audit Committee

Gregory L. Cowan, Chair
Michael DeBiasi

Fred Weiss

Audit and Other Fees

The aggregate fees that Osmotica paid for professional services rendered by EY for the year ended December 31, 2019 and by BDO for the year ended December 31, 2018 were:

	Year ended December 31, 2019(1)	Year ended December 31, 2018
Audit fees	$996,000	$1,989,032
Audit-related fees	—	—
Tax fees	321,367	4,758
All other fees	—	—
Total fees	$1,317,367	$1,993,790

(1)  The Company also paid BDO $288,247 in audit fees for professional services rendered for the year ended December 31, 2019.

Audit fees related to services rendered for the audit of the Company’s consolidated financial statements, reviews of interim consolidated financial statements, review of documents filed with the SEC and services provided in connection with statutory audits of the financial statements of the Company and certain subsidiaries. Audit fees for the year ended December 31, 2018 also included fees of approximately $1.1 million for services rendered in connection with the Company’s initial public offering of ordinary shares completed in October 2018. Tax fees related to permissible services in connection with the Company’s legal entity rationalization.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF THE BOARD OF DIRECTORS, THROUGH THE AUDIT COMMITTEE, TO SET THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REMUNERATION

Beginning in early 2019, the audit committee of the board of directors conducted a review of the selection of the Company’s independent registered public accounting firm. As part of this process, the Company contacted other independent registered public accounting firms and solicited input from them on their ability to provide audit services for the Company. Specifically, the Company sought detailed information about their experience auditing other companies in the biopharmaceutical industry. The Company contacted these other independent registered public accounting firms for the audit of its annual financial statements for the year ended December 31, 2019.

On April 5, 2019, the audit committee approved the dismissal of BDO as the Company’s independent registered public accounting firm and requested the resignation of BDO’s Irish affiliate as the statutory auditor of the Company. BDO’s Irish affiliate resigned as statutory auditor of the Company on April 23, 2019. On April 10, 2019, the audit committee engaged EY to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2019 and to provide the statutory auditor services required under Irish law. The audit committee has selected EY to continue to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and to provide the statutory auditor services required under Irish law.

The reports of BDO on the Company’s consolidated financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2018 and 2017, and the subsequent interim period through April 5, 2019, there were no:  (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report; or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except as referenced below.

In connection with the preparation of the Company’s audited consolidated financial statements as of and for the year ended December 31, 2017, the Company identified a material weakness in internal controls over financial reporting with respect to its period-end financial closing process. This material weakness related to the Company’s lack of sufficient available resources in its accounting and financial reporting functions with sufficient experience and expertise with respect to the application of generally accepted accounting principles and related financial reporting to ensure that the Company identified, accumulated and timely prepared and reviewed all required supporting information to establish the completeness and accuracy of its consolidated financial statements and disclosures. As part of its audit review process, the audit committee discussed the material weakness with BDO. The Company identified and implemented a number of actions to remediate the underlying causes of the control deficiencies that gave rise to the material weakness. Based on these actions, the Company concluded that this material weakness had been remediated by December 31, 2018. The Company has authorized BDO to respond fully to the inquiries of EY, the successor accountant, concerning the subject matter of the material weakness.

During the years ended December 31, 2018 and 2017, and the subsequent interim period through April 10, 2019, neither the Company nor anyone on its behalf consulted EY regarding either:  (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We are asking shareholders to ratify the appointment of EY in a non-binding advisory vote. The audit committee considers the selection of EY as independent registered public accounting firm for the year ending December 31, 2020 to be in the best interests of the Company and its shareholders. In addition, we are asking shareholders to authorize, in a binding vote, the board of directors, through the audit committee, to set the independent registered public accounting firm’s remuneration.

Representatives of EY are not expected to attend the Annual Meeting.

Your board of directors recommends a vote FOR Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm and Authorization of the Board of Directors, through the Audit Committee, to set the Independent Registered Public Accounting Firm’s Remuneration.

PROPOSAL 3

RENEWAL OF WAIVER OF OFFER OBLIGATIONS UNDER RULE 37 OF THE IRISH TAKEOVER RULES TO ENABLE SHARE BUYBACKS AND REDEMPTIONS

On August 29, 2019, the Independent Shareholders of the Company approved the waiver of the mandatory offer obligations under Rule 37 of the Irish Takeover Rules to enable the Company to buyback and/or redeem up to 5,251,892 of its own shares. To date, the Company has redeemed 702,182 of its ordinary shares for aggregate gross proceeds of $2,939,438.

The approval obtained from Independent Shareholders on August 29, 2019, expires on the earlier of (i) its renewal and (ii) 15 months from the date of the approval. We are asking Independent Shareholders to renew the approval at our 2020 Annual General Meeting of Shareholders. As at the [                  ] (the “Latest Practicable Date”), the issued and outstanding share capital of the Company was 58,898,708 ordinary shares. In order to provide the board of directors with flexibility to repurchase ordinary shares, should it decide in the future that that is the best course of action for the Company, the board of directors has decided to seek shareholder approval to purchase up to 10% of its issued and outstanding share capital as at the Latest Practicable Date, being up to 5,889,870 ordinary shares. Whether or not the Company buys back or redeems any of its shares will depend on a number of factors, including the cash position of the Company in the future. As at December 31, 2019, the Company had cash and cash equivalents of $95.9 million.

Under Rule 37 of the Irish Takeover Rules, if any person, or persons acting in concert, control (by holding securities representing 30% or more of the voting share capital) a relevant company, and by reason of the purchase or redemption by that company of its own securities, the percentage of the voting rights in the company conferred by the securities held by that person, or any one or more of those persons, is increased by more than 0.05% in any period of 12 months, such person or, in the case of persons acting in concert, such one or more persons as the Irish Takeover Panel (the “Panel”) may direct, will be obliged, unless that obligation has been waived by the Panel, to make an offer to the holders of each class of equity share capital of the company and to the holders of each other class of transferable voting securities of the company in accordance with Rule 37; provided that, where the aggregate of the voting rights in a relevant company held by a single holder of securities amounts to more than 50% of voting rights in that company, that person shall not incur an obligation under Rule 37 by reason of any increase in that percentage.  The Concert Party is not regarded as a single holder for the purposes of the Irish Takeover Rules.

The Avista Funds, the Altchem Shareholders and the Management Individuals (each as defined below) constitute the Concert Party for the purposes of Proposal 3. The Avista Funds, the Altchem Shareholders and the Management Individuals are deemed to be acting in concert with each other under the Irish Takeover Rules. Together the Concert Party current holds 47,440,131 ordinary shares in the capital of the company, representing 80.5% of the total issued share capital of the Company. If the Company redeems 5,889,870 ordinary shares pursuant to the Company’s Articles of Association (being approximately 10% of the Company’s issued ordinary share capital) and assuming that no member of the Concert Party disposes of any ordinary shares, the total shareholdings of the Concert Party in the Company, while remaining the same in number of ordinary shares, would increase as a percentage of the Company’s issued share capital from 80.5% to 89.5%. As a result, the Concert Party or any member thereof may, if so directed by the Panel, become obliged under the Irish Takeover Rules to extend a general offer to the Company’s shareholders in accordance with Rule 37, unless that obligation has been waived by the Panel.

None of the members of the Concert Party’s maximum holding of securities resulting from the proposed purchase or redemption by the Company of its own securities will confer in the aggregate more than 49.95% of the voting rights in the Company.

A breakdown of each member of the Concert Party’s shareholding in the Company is set out below.

Avista

Avista Healthcare Partners, L.P. (“Avista Healthcare”), Orbit Co-Invest I LLC (“Orbit I”) and Orbit Co-Invest III LLC (“Orbit III”) (collectively, the “Avista Funds”) currently hold 21,700,785 ordinary shares (the “Avista Shares”) in total representing approximately 36.8% of the Company’s issued ordinary share capital. Below is a table showing the breakdown of the individual ordinary share ownership of each of the Avista Funds as at the Latest Practicable Date.

Avista Healthcare Partners GP, Ltd. (“AHP GP”), by virtue of its relationship as the general partner of Avista Healthcare, may be deemed to share beneficial ownership of the ordinary shares held by Avista Healthcare. Avista Capital Partners III GP, L.P. (“ACP GP” and together with AHP GP, “Avista” and Avista, together with the Avista Funds, the “Avista Shareholders”), by virtue of its relationship as manager of Orbit I and Orbit III, may be deemed to share beneficial ownership of the Orbit I and Orbit III. Voting and disposition decisions at each of AHP GP and ACP GP with respect to the ordinary shares held by the applicable Avista Funds are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of our board of directors. Each of the members of each investment committee disclaims beneficial ownership of the ordinary shares held by such Avista Fund.

AVISTA FUND	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Avista Healthcare Partners, L.P.	15,730,864	26.7%
Orbit Co-Invest I LLC	4,936,926	8.38%
Orbit Co-Invest III LLC	1,032,995	1.75%

If the Company redeems 5,889,870 ordinary shares pursuant to the Company’s Articles of Association and assuming that none of the Avista Shareholders dispose of any ordinary shares, the total shareholdings of the Avista Shareholders in the Company, while remaining the same in number of ordinary shares, would increase as a percentage of the Company’s issued share capital from 36.8% to 41%. As a result, the Avista Shareholders would become obliged under the Irish

Takeover Rules to extend a general offer to the Company’s shareholders in accordance with Rule 37, unless that obligation has been waived by the Panel.

Altchem

Altchem Limited (a company incorporated in Cyprus) (“Altchem”) and Orbit Co-Invest A-1 LLC (a limited liability company organized in Delaware) (“Orbit A-1”) (Altchem and Orbit A-1 together the “Altchem Shareholders”), together, currently hold 23,677,540 ordinary shares in total representing approximately 40.2% of the Company’s issued ordinary share capital. Below is a table showing the breakdown of the individual ordinary share ownership of each of Altchem and Orbit A-1 as at the Latest Practicable Date.

ALTCHEM ENTITY	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Altchem Limited	22,485,297	38.18%
Orbit Co-Invest A-1 LLC	1,182,243	2%

If the Company redeems 5,889,870 ordinary shares pursuant to the Company’s Articles of Association and assuming that none of the Altchem Shareholders dispose of any ordinary shares, the total shareholdings of the Altchem Shareholders in the Company, while remaining the same in number of ordinary shares, would increase as a percentage of the Company’s issued share capital from 40.2% to 44.6%. As a result, the Altchem Shareholders would become obliged under the Irish Takeover Rules to extend a general offer to the Company’s shareholders in accordance with Rule 37, unless that obligation has been waived by the Panel.

Management Individuals

Brian Markison, Andrew Einhorn (including through Harpua LLC), Christopher Klein, David Purdy, Kevin Hudy (through Premier Trust, Inc., as Trustee of the Kevin Hudy 2013 Non-Grantor Nevada Trust dated September 18, 2013), Steve Squashic (through Peak Trust Company, as Trustee of the Steven Squashic 2013 Non-Grantor Alaska Trust dated September 11, 2013), Rich Buecheler, Jarret Miller and James Schaub — the “Management Individuals”) currently hold 2,061,806 ordinary shares in the capital of the Company. The Management Individuals are party to a shareholder agreement relating to the Company with the Avista Shareholders and the Altchem Shareholders and consequently may be considered to be acting in concert with each of the Avista Shareholders and the Altchem Shareholders.

If the Company redeems 5,889,870 ordinary shares pursuant to the Company’s Articles of Association and assuming that none of the Management Individuals dispose of any ordinary shares, the total shareholdings of the Management Individuals in the Company, while remaining the same in number of ordinary shares, would increase as a percentage of the Company’s issued share capital from 3.5% to 3.9%. As a result, the Management Individuals may, if so directed by the Panel, become obliged under the Irish Takeover Rules to extend a general offer to the Company’s shareholders in accordance with Rule 37, unless that obligation has been waived by the Panel.

Panel Waiver

By letter dated March 6, 2020 to A&L Goodbody (the Company’s Irish counsel) the Panel has agreed to waive the potential Rule 37 offer obligations described above, subject to the following conditions:

(a)                                the passing of a resolution, on a poll vote, by a majority of the Independent Shareholders of the Company to approve the maximum shareholding of the Concert Party of 89.5% as a result of the buy-back or redemption by the Company of up to 5,889,870 ordinary shares; and

(b)                                the approval by the Panel of a circular to shareholders which should comply with the whitewash guidance note of Rule 9 of the Irish Takeover Rules, as appropriate. This document has been so approved.

The approval referred to in paragraph (a) above is a simple majority approval of the Independent Shareholders who vote (in person or by proxy) at the meeting.

Approval of Proposal 3 is necessary to enable the Company to buyback or redeem up to 5,889,870 ordinary shares without the Avista Shareholders, the Altchem Shareholders, and/or the Management Individuals being obliged to make a mandatory offer for the entire issued share capital of the Company not already owned.

Financial Advisor

Davy Corporate Finance, which is regulated in Ireland by the Central Bank of Ireland, is acting as financial adviser to the Company for the purposes of Rule 3 of the Irish Takeover Rules in respect of the proposals described in this proxy statement and accordingly will not be responsible to anyone other than the Company for providing the protections afforded to clients of Davy Corporate Finance, or for providing advice in relation thereto.

Recommendation

Under the Irish Takeover Rules, the board of directors of the Company is presumed to be acting in concert with the Avista Shareholders and the Altchem Shareholders. This presumption arises because the Company is regarded under the Irish Takeover Rules as an associated company of the Avista Shareholders and the Altchem Shareholders by virtue of the size of the Avista Shareholders’ and the Altchem Shareholders’ shareholdings in the Company. Following a submission made to the Panel on our behalf in September 2018, the Panel granted a rebuttal of this presumption insofar as it applies to director Fred Weiss who is not affiliated with the Avista Shareholders and the Altchem Shareholders (the “Independent Director”).

As Proposal 3 relates to a potential mandatory offer obligation under Rule 37 which the Avista Shareholders and the Altchem Shareholders may incur, Messrs Markison, Benes, Burgstahler,

Venkataraman, Vergez and DeBiasi are not permitted to advise the Independent Shareholders on it due to affiliations with the Avista Shareholders and the Altchem Shareholders and/or their presumption of concertedness with the Avista Shareholders and the Altchem Shareholders. Accordingly, they have abstained from advising on Proposal 3. Regarding Mr. Cowan, although we continue to believe he is independent and not working in concert with the Avista Shareholders or Altchem Shareholders, as Mr. Cowan did provide de minimis consulting services to Avista in 2019 he has abstained from advising on Proposal 3.

The Independent Director, who has been so advised by Davy Corporate Finance, considers Proposal 3, which is a condition to the implementation of share buybacks and/or redemptions by the Company, to be in the best interests of the Company and the Independent Shareholders as a whole. In providing its advice on Proposal 3, Davy Corporate Finance has taken account of the commercial assessment of the directors of the Company. Accordingly, the Independent Director recommends that you vote in favour of Proposal 3. The Independent Director intends to vote in favor of Proposal 3.

Independent Shareholders

Only Independent Shareholders may cast vote on Proposal 3.

The Independent Shareholders of the Company are all shareholders of the Company except the Avista Shareholders and the Altchem Shareholders, and the Management Individuals.

The Independent Director recommends a vote FOR Proposal 3, Renewal of Waiver of Offer Obligations under Rule 37 of the Irish Takeover Rules to Enable Company Share Buybacks and Redemptions

ADDITIONAL INFORMATION REQUIRED TO BE INCLUDED IN THIS PROXY UNDER THE IRISH TAKEOVER RULES

1                                   RESPONSIBILITY

1.1                         The Directors, whose names are set out in paragraph 3 of this section, accept responsibility for the information contained in this section, except for the information relating to the Avista Shareholders and the Altchem Shareholders for which responsibility is accepted as set out in paragraphs 1.2 and 1.3 below. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case), the information contained in this section is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2                         The Partners of Avista, whose names are set out in paragraph 5.5 of this section, accept responsibility for the information contained in this section in respect of the Avista Shareholders. To the best of the knowledge and belief of the Partners of Avista (who have taken all reasonable care to ensure that such is the case), the information contained in this section in respect of the Avista Shareholders is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.3                         The directors of Altchem, whose names are set out in paragraph 6.3 of this section, accept responsibility for the information contained in this section in respect of the Altchem Shareholders. To the best of the knowledge and belief of the directors of Altchem (who have taken all reasonable care to ensure that such is the case), the information contained in this section in respect of the Altchem Shareholders is in accordance with the facts and does not omit anything likely to affect the import of such information.

2                                   BUSINESS OF THE COMPANY

Osmotica is a fully integrated biopharmaceutical company focused on the development and commercialization of specialty products that target markets with underserved patient populations. Our diversified product portfolio in the specialty neurology and women’s health space, together with our non-promoted complex formulations of generic drugs, form the foundation of our unwavering commitment to improve patients’ lives.

3                                   DIRECTORS OF THE COMPANY

As at the date of this proxy statement the directors of the Company are:

Name	Position
Brian Markison	Chairman and Chief Executive Officer
Fred Weiss	Non-Executive Director
David Burgstahler	Non-Executive Director
Juan Vergez	Non-Executive Director
Gregory L. Cowan	Non-Executive Director
Joachim Benes	Non-Executive Director

Sriram Venkataraman	Non-Executive Director
Michael DeBiasi	Non-Executive Director

4                                   FINANCIAL INFORMATION RELATING TO THE GROUP

4.1                         Osmotica Holdings S.C.Sp. acquired Lilydale Limited, which effective May 1, 2018 changed its name to Osmotica Pharmaceuticals Limited. On July 31, 2018, for the purpose of facilitating an offering of ordinary shares in an initial public offering, Osmotica Pharmaceuticals Limited re-registered under the Irish Companies Act as a public limited company and was renamed Osmotica Pharmaceuticals plc. On October 22, 2018, Osmotica Pharmaceuticals plc completed its IPO, in which it issued and allotted 7,647,500 ordinary shares (including shares issued upon exercise of the underwriters’ overallotment option) at a public offering price of $7.00 per share. In addition to the ordinary shares sold in the IPO, Osmotica Pharmaceuticals plc sold 2,014,285 ordinary shares to certain existing shareholders, including Altchem and affiliates of the Avista Shareholders, at the IPO price.

4.2                         Immediately prior to the IPO and prior to the commencement of trading of the Company’s ordinary shares on Nasdaq, Osmotica Holdings S.C.Sp. undertook a series of restructuring transactions that resulted in the Company becoming the direct parent of Osmotica Holdings S.C.Sp with each holder of common units of Osmotica Holdings S.C.Sp. receiving approximately 42.84 ordinary shares of the Company in exchange for each such common unit. In addition, each holder of an option to purchase common units of Osmotica Holdings S.C.Sp. received an option to purchase the number of ordinary shares of the Company determined by multiplying the number of units underlying such option by approximately 42.84 (rounded down to the nearest whole share) and dividing the exercise price per unit for such option by approximately 42.84 (rounded up to the nearest whole cent). These transactions are referred to as the “Reorganization”.  Accordingly, all share and share amounts for all periods presented in the sections of the financial statements incorporated by reference into this proxy statement have been adjusted retroactively, where applicable, to reflect the stock split.

4.3                         Until the Reorganization on October 17, 2018, the Company did not conduct any operations (other than activities incidental to its formation, the Reorganization and the pursuit of an initial public offering). Upon the completion of the Reorganization, the historical consolidated financial statements of Osmotica Holdings S.C.Sp. became the historical financial statements of the Company. Accordingly, the sections of the consolidated financial statements incorporated by reference into this proxy statement reflect the financial information of Osmotica Holdings S.C.Sp.

4.4                         The sections of the consolidated statements of the financial position and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows of the Company and its subsidiaries at December 31, 2019 and December 31, 2018, and the results of its operations and its cash flows for the financial years ending December 31, 2019 and December 31, 2018 (including the notes thereto) referred to in the table at paragraph 4.5 below are incorporated by reference into this proxy statement and may be accessed at

https://www.sec.gov/Archives/edgar/data/1739426/000155837020002906/osmt-20191231x10k.htm. Hard copies of these documents are being delivered to shareholders together with this proxy statement.

4.5                         The following table is intended to allow shareholders easily identify information incorporated by reference:

Information	Source

Turnover and net profit or loss before taxation, the charge for tax, extraordinary items and minority interests for the last two financial years and in respect of any interim statement made since the last published audited accounts

Form 10-K filed on March 19, 2020, page 89 and 112 (available at https://www.sec.gov/ Archives/edgar/data/1739426/0001558370 20002906/osmt-20191231x10k.htm).
A statement of net assets and liabilities shown in the latest published audited accounts	Form 10-K filed on March 19, 2020, page 111 (available at https://www.sec.gov/Archives/ edgar/data/1739426/000155837020002906/ osmt-20191231x10k.htm).
A cash flow statement if provided in the last published audited accounts	Form 10-K filed on March 19, 2020, page 114 (available at https://www.sec.gov/Archives/ edgar/data/1739426/000155837020002906/ osmt-20191231x10k.htm).
Significant accounting policies together with any points from the notes to the accounts which are of major relevance to an appreciation of the figures	Form 10-K filed on March 19, 2020, pages 116 to 124 (available at https://www.sec.gov/ Archives/edgar/data/1739426/0001558370 20002906/osmt-20191231x10k.htm).

5                                   AVISTA

5.1                         Avista Capital Partners is a New York-based private equity firm focused on investments in growth-oriented healthcare businesses.

5.2                         AHP GP was formed on October 24, 2019 under the laws of Bermuda as a limited company. AHP GP’s registered address is at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda.  David Burgstahler and Thompson Dean directly control and are the beneficial owners of AHP GP.

5.3                         ACP GP was formed on March 21, 2011 under the laws of Delaware as a limited partnership. ACP GP’s registered address is at 65 East 55th Street, 18th Floor, New York, NY 10022, USA. David Burgstahler and Thompson Dean directly control and are the beneficial owners of ACP GP.

5.4                         David Burgstahler and Sriram Venkataraman are both Partners at Avista and each of them sit on the investment committee of Avista. In addition, Mr Burgstahler is the Co-Managing Partner and Co-Chief Executive Officer. Osmotica’s Chief Executive Officer, Mr Markison, has been a healthcare industry advisor to Avista since September 2012. Michael DeBiasi, one of the Company’s directors, is Chief Executive Officer of Arcadia Consumer Healthcare, a US private company, in which Avista Shareholders indirectly hold 96% of the issued share capital (86.9% on a fully diluted basis). Gregory L. Cowan, one of the Company’s directors, provided certain limited consulting services to Avista in 2019.

5.5                         As at the date of this proxy statement, the Partners of Avista are:

Name	Position

Thompson Dean	Managing Partner and Co-CEO

David Burgstahler	Managing Partner and Co-CEO

Robert Girardi	Partner

Sriram Venkataraman	Partner

5.6                         Avista has never published any financial information.

6                                   ALTCHEM

6.1                         Altchem was formed on March 1, 2011 under the laws of Cyprus as a limited liability company. Altchem’s registered address is at Kapaïokákn, 6 City House, 3032, Limasol, Cyprus. Voting and disposition decisions with respect to ordinary shares beneficially owned by Altchem are made by the foundation council of Harsaul Foundation, a foundation organized under the laws of Panama and with a registered address at Ave. Samuel Lewis and 54 Street, Panama, Republic of Panama, in its absolute discretion. As a result, the Harsaul Foundation may be deemed to share beneficial ownership of the ordinary shares held by each of the Altchem Shareholders.

6.2                         Juan Vergez acts as President of Orbit A-1.

6.3                         As at the date of this proxy statement, the directors of Altchem are:

Name	Position

Georgios Filippou	Director

Militsa Symeou	Director

Maria Thrasyvoulou	Director

6.4                         Altchem has never published any financial information.

7                                   INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF THE COMPANY

7.1                         As at the close of business on the Latest Practicable Date, the directors of the Company and persons connected to them (within the meaning of Section 220 of the Irish Companies Act) were interested in the following relevant securities of the Company (other than options to subscribe for ordinary shares, which are disclosed in paragraph 7.2 of this section):

Name	Number of ordinary shares

Brian Markison	1,488,242

Gregory L. Cowan	5,962

Fred Weiss	5,962

Altchem Limited	22,485,297

Avista Healthcare Partners, L.P.	15,730,864

Orbit Co-Invest I LLC	4,936,926

Orbit Co-Invest A-1 LLC	1,182,243

Orbit Co-Invest III LLC	1,032,995

7.2                         As at the close of business on the Latest Practicable Date, directors of the Company held the following options to subscribe for ordinary shares:

Director	No. of Options	Exercise Price	Commencement Date for Vesting of Options	Expiry Date
Brian Markison	642,526	$14.95	February 3, 2017	May 5, 2026
Brian Markison	642,526	$14.95	October 18, 2019	May 5, 2026

7.3                         As at the close of business on the Latest Practicable Date, directors of the Company held the following Restricted Stock Units (“RSUs”) in respect of ordinary shares:

Director	No. of RSUs	Grant Price	Grant Date	Vesting Date
Brian Markison	387,991	$7.12	February 25, 2019	February 25, 2024
Fred Weiss	11,467	$7.63	January 24, 2019	January 24, 2021
Fred Weiss	11,469	$7.63	January 24, 2019	January 24, 2022
Fred Weiss	37,037	$3.15	June 18, 2019	The day after the 2020 Annual General Meeting of Shareholders
Gregory L. Cowan	11,467	$7.63	January 24, 2019	January 24, 2021
Gregory L. Cowan	11,469	$7.63	January 24, 2019	January 24, 2022
Gregory L. Cowan	23,148	$3.15	June 18, 2019	The day after the 2020 Annual General Meeting of Shareholders

7.4                         Save as disclosed in this paragraph 7, at the close of business on the Latest Practicable Date, no director or person(s) connected to the directors (within the meaning of Section 220 of the Irish Companies Act) was interested, or held any short positions in any class of relevant securities of the Company.

7.5                         At the close of business on the Latest Practicable Date, no:

7.5.1                              subsidiary of the Company;

7.5.2                              trustee of a pension scheme (other than an industry-wide pension scheme) in which the Company or a subsidiary of the Company participates; or

7.5.3                              fund manager (other than exempt fund managers) connected with the Company,

was interested, or held any short positions in any class of relevant securities of the Company.

7.6                         Set out below are details of all dealings by the directors in the relevant securities of the Company during the period between [                ] and the Latest Practicable Date:

Director	Date of Dealing	Description of Transaction	Number of ordinary shares	Price Per Ordinary Share
Gregory L. Cowan	January 24, 2020	Acquisition of shares pursuant to vesting of RSUs	5,962	$7.63
Fred Weiss	January 24, 2020	Acquisition of shares pursuant to vesting of RSUs	5,962	$7.63

7.7                         Save as set out in paragraph 7.6, there has been no dealings in the relevant securities of the Company during the period between [               ] and the Latest Practicable Date by any of the directors of the Company or person(s) connected to the directors (within the meaning of Section 220 of the Irish Companies Act).

7.8                         At the close of business on the Latest Practicable Date, neither Davy Corporate Finance nor any persons controlling, controlled by or under the same control as Davy Corporate Finance was interested, or held any short position in the relevant securities of the Company. There have been no dealings in the relevant securities of the Company during the two year period prior to the Latest Practicable Date by Davy Corporate Finance or any persons controlling, controlled by or under the same control as Davy Corporate Finance.

7.9                         At the close of business on the Latest Practicable Date, neither A&L Goodbody, legal advisor to the Company, nor any of the partners or professional staff who are actively engaged in Proposal 3 referred to in this proxy statement or who are customarily engaged in the affairs of the Company in the two year period prior to the date of this proxy was interested, or held any short position in the relevant securities of the Company. There have been no dealings in the relevant securities of the Company during the two year period prior to the Latest Practicable Date by A&L Goodbody or any of its partners or professional staff who are actively engaged in Proposal 3 or who are customarily engaged in the affairs of the Company in the two year period prior to the date of this proxy.

7.10                  Set out below are details of all relevant securities that have been redeemed by the Company during the period between [            ] and the Latest Practicable Date:

Date of Dealing	Number of Ordinary Shares	Price Per Ordinary Share
September 11, 2019	8,538	$2.9989
September 12, 2019	16,641	$3.1007
September 13, 2019	11,923	$3.4421
September 16, 2019	20,000	$3.6859
September 17, 2019	20,000	$3.7079
September 18, 2019	24,900	$3.8836
September 19, 2019	24,900	$3.8069
September 20, 2019	24,900	$3.6440
September 23, 2019	24,900	$3.6221
September 24, 2019	24,157	$3.7466
September 25, 2019	30,800	$3.8259
September 26, 2019	30,800	$3.8560
September 27, 2019	26,180	$3.9137
September 30, 2019	9,911	$3.9832
October 1, 2019	27,121	$3.9992
October 2, 2019	29,900	$3.8552
October 3, 2019	29,547	$3.9458
October 4, 2019	6,009	$3.9374
October 7, 2019	18,303	$3.9916
October 8, 2019	22,203	$3.9952
October 9, 2019	4,248	$3.9906
October 11, 2019	8,054	$3.9336
October 24, 2019	17,600	$3.8692
October 25, 2019	8,603	$3.8440
October 31, 2019	408	$4.0000
November 7, 2019	3,051	$3.9969
November 8, 2019	18,659	$3.9763
November 12, 2019	19,386	$3.9912
November 13, 2019	19,900	$3.9979
November 13, 2019	19,970	$3.8802
November 14, 2019	20,989	$3.8337
November 15, 2019	20,300	$3.8931
November 19, 2019	2,100	$3.9462
November 29, 2019	22,341	$6.2898
December 4, 2019	22,600	$6.4738
December 5, 2019	120	$6.5000
December 6, 2019	8,220	$6.5000
December 9, 2019	25,000	$6.3535
January 8, 2020	10,000	$5.7824
January 9, 2020	10,000	$5.5260
February 5, 2020	9,000	$5.9029

7.11                  At the close of business on the Latest Practicable Date, no person has provided any of the Avista Shareholders, the Altchem Shareholders, or the Management Individuals with an irrevocable commitment or letter of intent to vote (or to procure that any other person vote) in favour or against a resolution of the Company (including of its shareholders).

8                                   INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF THE COMPANY BY AVISTA SHAREHOLDERS

8.1                         Set out below are details of all interests in the relevant securities of the Company held by Avista Shareholders as at the close of business on the Latest Practicable Date:

AVISTA SHAREHOLDER	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Avista Healthcare Partners, L.P.	15,730,864	26.7%
Orbit Co-Invest I LLC	4,936,926	8.38%
Orbit Co-Invest III LLC	1,032,995	1.75%

8.2                         Save as disclosed in this paragraph 8, at the close of business on the Latest Practicable Date, none of the Avista Shareholders, the directors or partners of any Avista Shareholder or any other party acting in concert with any of the Avista Shareholders was interested in, or held, any short positions in any class of relevant securities of the Company.

8.3                         Set out below are details of all dealings by Avista Shareholders in the relevant securities of the Company during the period between [                 ] and the Latest Practicable Date:

Name of Entity	Date of Dealing	Description of Transaction	Number of ordinary shares	Price Per Ordinary Share
Avista Healthcare Partners, L.P.	January 13, 2020	Acquisition of shares as part of an underwritten public offering by the Company	1,250,000	$5.00	(1)

(1) The acquisition price of $5.00 per ordinary share represents the public offering price in the offering paid by Avista Healthcare, and does not give effect to the fee paid by the Company to Avista Capital Holdings, L.P., an affiliate of Avista Healthcare, pursuant to the Fee Letter Agreement, dated January 8, 2020, among the Company, Avista Capital Holdings, L.P. and the other parties thereto, which was entered into in connection with the offering.

8.4                         There have been no dealings in the relevant securities of the Company during the period between [               ] and the Latest Practicable Date by the directors or partners of any Avista Shareholder or any other person acting in concert with Avista Shareholders.

9                                   INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF THE COMPANY BY ALTCHEM SHAREHOLDERS

9.1                         Set out below are details of all interests in the relevant securities of the Company held by Altchem Shareholders as at the close of business on the Latest Practicable Date:

ALTCHEM SHAREHOLDER	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Altchem Limited	22,485,297	38.18%
Orbit Co-Invest A-1 LLC	1,182,243	2%

9.2                         Save as disclosed in this paragraph 9, at the close of business on the Latest Practicable Date, none of the Altchem Shareholders, the directors of any Altchem Shareholder or any other person acting in concert with Altchem was interested in, or held, any short positions in any class of relevant securities of the Company.

9.3                         Set out below are details of all dealings by Altchem Shareholders in the relevant securities of the Company during the period between [                   ] and the Latest Practicable Date:

Name of Entity	Date of Dealing	Description of Transaction	Number of ordinary shares	Price Per Ordinary Share
Altchem Limited	January 13, 2020	Acquisition of shares as part of an underwritten public offering by the Company	1,250,000	$5.00	(1)

(1) The acquisition price of $5.00 per ordinary share represents the public offering price in the offering paid by Altchem, and does not give effect to the fee paid by the Company to Altchem, pursuant to the Fee Letter Agreement, dated January 8, 2020, among the Company, Altchem and the other parties thereto, which was entered into in connection with the offering.

9.4                         There have been no dealings in the relevant securities of the Company during the period between [                                                      ] and the Latest Practicable Date by the directors of any Altchem Shareholder or any other party acting in concert with Altchem.

10                            INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF THE COMPANY BY MANAGEMENT INDIVIDUALS

10.1                  Save for the interests set out in paragraphs 10.2 and 10.3 below, set out below are details of interests in relevant securities of the Company held by Management Individuals as at the close of business on the Latest Practicable Date:

Name	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Brian Markison	1,488,242	2.5%
Andrew Einhorn (including through Harpua LLC)	39,880	0.07%
Christopher Klein	77,247	0.13%
David Purdy	35,402	0.06%
Kevin Hudy (through Premier Trust, Inc., as Trustee of the Kevin Hudy 2013 Non-Grantor Nevada Trust dated September 18, 2013)	81,227	0.14%
Steve Squashic (through Peak Trust Company, as Trustee of the Steven Squashic 2013 Non-Grantor Alaska Trust dated September 11, 2013)	138,263	0.23%
Rich Buecheler	3,934	0.01%
Jarret Miller	21,093	0.04%
James Schaub	176,518	0.30%

10.2                  As at the close of business on the Latest Practicable Date, the Management Individuals held the following options to subscribe for ordinary shares:

Name	No. of Options	Exercise Price	Commencement Date for Vesting of Options	Expiry Date
Brian Markison	642,526	$14.95	February 3, 2017	May 5, 2026
Brian Markison	642,526	$14.95	October 18, 2019	May 5, 2026
Andrew Einhorn	107,087	$14.95	September 22, 2018	September 22, 2027
Andrew Einhorn	107,087	$14.95	October 18, 2019	September 22, 2027
Christopher Klein	85,670	$14.95	February 3, 2017	May 5, 2026
Christopher Klein	87,670	$14.95	October 18, 2019	May 5, 2026
Jarret Miller	70,677	$14.95	February 3, 2017	May 5, 2026
Jarret Miller	70,677	$14.95	October 18, 2019	May 5, 2026
James Schaub	214,175	$14.95	February 3, 2017	May 5, 2026
James Schaub	214,175	$14.95	October 18, 2019	May 5, 2026

10.3                  As at the close of business on the Latest Practicable Date, the Management Individuals held the following RSUs in respect of ordinary shares:

Name	No. of RSUs	Grant Price	Grant Date	Final Vesting Date
Brian Markison	387,991	$7.12	February 25, 2019	February 25, 2024
Andrew Einhorn	104,849	$7.63	January 24, 2019	January 24, 2023
Christopher Klein	104,849	$7.63	January 24, 2019	January 24, 2023
Jarret Miller	45,871	$7.63	January 24, 2019	January 24, 2023
James Schaub	104,849	$7.63	January 24, 2019	January 24, 2023

10.4                  Save as disclosed in this paragraph 10, at the close of business on the Latest Practicable Date, none of the Management Individuals or any other person acting in concert with any of them was interested in, or held, any short positions in any class of relevant securities of the Company.

10.5                  Set out below are details of all dealings by Management Individuals in the relevant securities of the Company during the period between [                   ] and the Latest Practicable Date:

Name	Date of Dealing	Description of Transaction	Number of ordinary shares	Price Per Ordinary Share
Andrew Einhorn	January 24, 2020	RSU Vesting	17,028	$7.00
Christopher Klein	January 24, 2020	RSU Vesting	17,064	$7.00
Jarret Miller	January 24, 2020	RSU Vesting	7,600	$7.00
James Schaub	January 24, 2020	RSU Vesting	17,015	$7.00

11                            INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF AVISTA SHAREHOLDERS

11.1                  Interests of the Company in relevant securities of Avista Shareholders

As at close of business on the Latest Practicable Date, neither the Company nor any subsidiary of the Company was interested, or held any short positions in any class of relevant securities of any Avista Shareholder.

11.2                  Interests of Directors in relevant securities of Avista Shareholders

Mr Burgstahler indirectly owns approximately 4.6% of Avista Healthcare Partners, LP, and Mr Venkataraman indirectly owns approximately 0.13% of Avista Healthcare Partners, LP.

Save as disclosed in this paragraph 11.2, as at close of business on the Latest Practicable Date, no director or person(s) connected to the directors (within the meaning of Section 220 of the Irish Companies Act) of the Company was interested, or held any short positions in any class of relevant securities of any Avista Shareholder.

11.3                  Dealings

There have been no dealings in the relevant securities of any Avista Shareholder during the period between [                ] and the Latest Practicable Date by the Company or any director of the Company.

12                            INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF ALTCHEM

12.1                  Interests of the Company in relevant securities of Altchem Shareholders

As at close of business on the Latest Practicable Date, neither the Company nor any subsidiary of the Company was interested, or held any short positions in any class of relevant securities of any Altchem Shareholder.

12.2                  Interests of Directors in relevant securities of Altchem Shareholders

Director Fred Weiss owns approximately 54% of the membership interest in Orbit A-1, through his family investment vehicle, ADA Investments LP (“ADA”). ADA is a purely passive investor in Orbit A-1.

Mr Weiss also has a small, passive investment in a Hungarian company, Sostech Kft., held through ADA. Sostech Kft. is managed by a director of Osmotica, Mr Juan Vergez.

Save as disclosed in this paragraph 12.2, as at close of business on the Latest Practicable Date, no director of the Company or person(s) connected to the directors (within the meaning of Section 220 of the Irish Companies Act) was interested, or held any short positions in any class of relevant securities of any Altchem Shareholder.

12.3                  Dealings

There have been no dealings in the relevant securities of any Altchem Shareholder during the period between [               ] and the Latest Practicable Date by the Company or any director of the Company.

13                            DIRECTORS’ SERVICE CONTRACTS

No director of the Company has a service contract with the Company or any of its subsidiaries or associated companies having more than twelve months to run. No director’s service contract with the Company or any of its subsidiaries or associated companies has been entered into or amended within six months of the date of this proxy statement.

14                            MATERIAL CONTRACTS

Set out below is a summary of the principal contents of each material contract (not being a contract entered into in the ordinary course of business) entered into by the Company or any of its subsidiaries during the period of two years ending on the Latest Practicable Date.

14.1                  Agreements related to the Reorganization

Immediately prior to the IPO and prior to the commencement of trading of the Company’s ordinary shares on Nasdaq, on October 17, 2018, Osmotica Holdings S.C.Sp. entered into a number of agreements and undertook a series of restructuring transactions that resulted in the Company becoming the direct parent of Osmotica Holdings S.C.Sp with each holder of common units of Osmotica Holdings S.C.Sp. receiving approximately 42.84 ordinary shares of the Company in exchange for each such common unit. In addition, each holder of an option to purchase common units of Osmotica Holdings S.C.Sp. received an option to purchase the number of ordinary shares of the Company determined by multiplying the number of units underlying such option by approximately 42.84 (rounded down to the nearest whole share) and dividing the exercise price per unit for such option by approximately 42.84 (rounded up to the nearest whole cent).

14.2                  Shareholders Agreement

On October 17, 2018, a shareholders’ agreement (the “Shareholders Agreement”) was entered into between certain affiliates of Avista, Altchem, the Company and the Management Individuals. The Shareholders Agreement provides, among other provisions, that:

•                  for so long as Avista Shareholders or Altchem Shareholders, as applicable, owns at least 20% of our issued and outstanding ordinary shares, each of them will be entitled to designate two individuals for nomination to serve on our board of directors;

•                  when Avista Shareholders or Altchem Shareholders, as applicable, own less than 20% but at least 10% of our issued and outstanding ordinary shares, each of them will be entitled to designate one individual for nomination;

•                  Avista and Altchem have the right to demand that we register any ordinary shares held by them, subject to certain terms and conditions, including a minimum expected aggregate gross proceeds of $25.0 million. Avista and Altchem have the right, which they exercised in January 2020, to require us to file a registration statement on Form S-3. Avista and Altchem also have piggyback registration rights, such that, if we propose to register any of our shares, we are generally required to include shares that Avista and Altchem request to be included in such registration statement. We will be responsible for all registration expenses, other than underwriting discounts which will be borne by Avista or Altchem on a pro rata basis; and

•                  certain restrictions apply on the rights of Management Individuals to transfer their ordinary shares.

14.3                  Underwriting Agreement - IPO

On October 17, 2018, an underwriting agreement (the “IPO Underwriting Agreement”) was entered into in connection with the IPO between (1) the Company, and (2) Jefferies LLC, Barclays Capital Inc. and RBC Capital Markets, LLC, on behalf of themselves and as representatives of the underwriters listed in the IPO Underwriting Agreement pursuant to which the Company agreed to sell to the underwriters, and each underwriter severally agreed to purchase ordinary shares at the public offering price less the underwriting discounts and commissions set forth in the IPO Underwriting Agreement.

The IPO Underwriting Agreement contains customary representations, warranties and indemnities from the Company to the underwriters.

The proceeds received by the Company as a result of the IPO amounted to $43,291,500. The commissions paid by the Company pursuant to the IPO Underwriting Agreement amounted to $3,258,500.

14.4                  Amendment to Supply Agreement with Orion Corporation

One of the Company’s products, Divigel, is manufactured by Orion Corporation pursuant to a supply agreement that was originally entered into on November 24, 2003. The agreement was subsequently amended to extend the term until January 1, 2019. On January 1, 2018, the Company entered into an amendment to the Divigel Supply Agreement that provides that the term of the agreement will be extended for an additional seven years until January 1, 2026.

14.5                  Underwriting Agreement related to 2020 Financing

On January 8, 2020, the Company entered into an underwriting agreement (the “Financing Underwriting Agreement”) with Jefferies LLC and SVB Leerink LLC, as the representatives of the underwriters named in the Financing Underwriting Agreement and as the book-running managers of the offering, pursuant to which the Company agreed to sell to the underwriters, and each underwriter severally agreed to purchase ordinary shares at the public offering price less the underwriting discounts and commissions set forth in the Financing Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and indemnities from the Company to the underwriters.

The proceeds received by the Company as a result of this financing amounted to $32,257,500, before offering expenses. The commissions paid by the Company to the underwriters pursuant to the Underwriting Agreement amounted to $2,242,500, before giving effect to the underwriters’ reimbursement of the discounts and commissions paid with respect to ordinary shares purchased in the offering by Altchem and an investment fund affiliated with Avista Capital Partners.

15                            CONSENT

Davy Corporate Finance, which is regulated in Ireland by the Central Bank of Ireland, has given and has not withdrawn its written consent to the issue of this proxy statement with the inclusion of its name, its advice, and references thereto in the form and context in which they appear.

16                            INTENTIONS OF AVISTA, ALTCHEM, AND THE MANAGEMENT INDIVIDUALS

16.1                  Each of Avista, Altchem, and the Management Individuals are not proposing any changes to the board of directors of the Company and has each confirmed that it does not intend, following any increase in its percentage shareholding as a result of any share repurchase by the Company, to seek any changes to the business of the Company or its subsidiaries or in the manner in which the existing business is carried on or to seek any redeployment of the assets of the Company or any of its subsidiaries.

16.2                  Each of Avista, Altchem, and the Management Individuals has also confirmed that following any percentage increase in its percentage shareholding arising from any repurchase by the Company of its shares, it is its intention that the existing employment rights, conditions of employment and pension rights of all employees of the Company and its subsidiaries will be safeguarded, and that there will be no material change in the conditions of employment of employees of the Company.

17                            GENERAL

17.1                  No agreement, arrangement or understanding (including any compensation arrangement) having any connection with or dependence upon Proposal 3 exists between the Concert Party, or any person acting in concert with them and any of the directors of the Company, recent directors of the Company or any of the holders or recent holders of, or any persons interested or recently interested in, relevant securities of the Company.

17.2                  No agreement, arrangement or understanding exists whereby any shares which may be acquired in pursuance of the transaction which is the subject matter of Proposal 3 will be transferred to any other person.

17.3                  References in this proxy statement to “relevant securities” shall have the meaning assigned by Rule 2.1 of Part A of the Takeover Rules, meaning: (i) securities of the Company which confer voting rights; (ii) equity share capital of the Company, Avista Shareholders or Altchem Shareholders; and/or (iii) securities or any other instruments conferring on their holders rights to convert into or subscribe for any new securities of any of the foregoing categories of securities.

17.4                  References in this proxy statement to “an interest in a relevant security” or “interested in relevant securities” means a person who has a long position in a relevant security and a person who has only a short position in a relevant security shall be deemed not to have an interest nor to be interested in that security and “interests in” and “interested in” shall be construed accordingly in relation to relevant securities.

17.5                  There has been no material change in the financial or trading position of the Company and its subsidiaries subsequent to the consolidated audited financial statements of the group for the year ended December 31, 2019 save for the financing referenced in paragraph 14.5 of this section and with respect to our generic products. We expect that, in particular, both methylphenidate ER tablets and venlafaxine ER tablets, or VERT, will continue to experience, significant pricing erosion due to additional competition from other generic pharmaceutical companies. We expect that this generic pricing erosion will result in lower net product sales, revenue and profitability from methylphenidate ER tablets and VERT in 2020 and subsequent years. Additionally, an AB-rated generic of Lorzone was approved on November 27, 2019, which may result in pricing and market share declines for the Company. As a result of these and other factors, including those related to the COVID-19 pandemic, the closing price of our ordinary shares as reported on the Nasdaq Global Select Market has decreased from $6.99 on December 31, 2019 to $[                  ] as of April [   ], 2020.

17.6                  The market closing price quotations for ordinary shares of the Company for the first trading day in each of the six months immediately preceding the date of this proxy statement and for the Latest Practicable Date are listed below. If there have been no dealings in the ordinary shares of the Company on any relevant day, the price quoted is the midpoint between the high and low market guide prices.

Date	Price
October 1, 2019		$3.93
November 1, 2019		$4.31
December 2, 2019		$6.73
January 2, 2020		$6.975
February 3, 2020		$5.57
March 2, 2020		$5.61
April 1, 2020		$2.83
Latest Practicable Date	$	[ ]

18                            DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection during normal business hours on any weekday (public holidays excepted) at the offices of A&L Goodbody, 25-28 North Wall Quay, Dublin 1, Ireland up to and including May 20, 2020 and at https://ir.osmotica.com/:

18.1                  the Memorandum and Articles of Association of the Company;

18.2                  the Certificate of Limited Partnership of ACP GP;

18.3                  the Certificate of Incorporation of AHP GP;

18.4                  the Memorandum and Articles of Association of Altchem;

18.5                  the audited consolidated accounts of the Company for the years ended December 31, 2019 and December 31, 2018;

18.6                  the waiver letter dated March 6, 2020 from the Irish Takeover Panel;

18.7                  the consent letter from Davy Corporate Finance referred to in paragraph 15 above;

18.8                  the material contracts referred to in paragraph 14 above; and

18.9                  this proxy statement.

VOTING REQUIREMENTS AND PROXIES

All proposals require the affirmative vote of a majority of votes properly cast by the shareholders entitled to vote at the Annual Meeting.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your directions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted for the election of the director nominees and for the ratification of the appointment of the independent registered public accounting firm and authorization of the board of directors, through the audit committee, to set the independent registered public accounting firm’s remuneration. The persons named as proxies will also be able to vote your shares at postponed or adjourned meetings. If any nominee should become unavailable, your shares will be voted for another nominee selected by the board of directors or for only the remaining nominees.

If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote, brokers or nominees are not permitted to vote your shares on any matter except that brokers may vote your shares on Proposal 2 (Ratification of the appointment of the independent registered public accounting firm and authorization of the board of directors, through the audit committee, to set the independent registered public accounting firm’s remuneration). With respect to Proposal 1 (Election of Directors) and Proposal 3 (Renewal of Waiver of Offer Obligations under Rule 37 of the Irish Takeover Rules to Enable Share Buybacks and Redemptions), if you do not instruct the broker or nominee how to vote or if you abstain or withhold authority to vote, your shares will not be counted as having been voted on that matter, but will be counted as in attendance at the meeting for purposes of a quorum.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

A shareholder who intends to present a proposal at the 2021 annual general meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Secretary no later than [                       ]. Written proposals may be mailed to us at Osmotica Pharmaceuticals plc, 25-28 North Wall Quay, Dublin 1, Ireland. A shareholder who intends to nominate a director or present any other proposal at the 2021 annual general meeting but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than [                       ] and no later than [                       ]; except if the date of the 2021 annual general meeting is changed by more than thirty (30) days from the first anniversary date of the Annual Meeting, the shareholder’s notice must be so received not earlier than one hundred and twenty (120) days prior to such meeting and not later than the close of business on the later of (i) the 90th day prior to such meeting or (ii) the 10th day following the day on which a public announcement of the date of the meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Articles of Association, which have been filed with the SEC, describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our Articles of Association. The chairperson of the meeting shall, in his discretion and if the facts warrant such determination, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Articles of Association or under the Exchange Act, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

OTHER MATTERS

At the time of mailing of this proxy, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

We will bear the cost of solicitation of proxies. Our officers, directors and other associates may assist in soliciting proxies by mail, telephone and personal interview.

ATTENDING THE ANNUAL MEETING

The Annual Meeting will take place at [                       ]. To attend the Annual Meeting, you must demonstrate that you were an Osmotica shareholder as of the close of business on March 23, 2020 or hold a valid proxy for the Annual Meeting from such a shareholder. If you were not a shareholder of record but hold shares through a bank, broker or other third party, you may present a brokerage statement showing proof of your ownership of ordinary shares of Osmotica as of March 23, 2020. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.

PRELIMINARY - SUBJECT TO COMPLETION VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. OSMOTICA PHARMACEUTICALS PLC 400 CROSSING BOULEVARD BRIDGEWATER, NJ 08807 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and statutory financial statements electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received no later than May 19, 2020. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E92544-P32954 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OSMOTICA PHARMACEUTICALS PLC The Board of Directors recommends you vote FOR each of the following nominees: For Against Abstain 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Joachim Benes The Board of Directors recommends you vote FOR proposal 2. For Against Abstain ! ! ! 1b. David Burgstahler 2. To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020, and to authorize, in a binding vote, the Board, acting through the audit committee, to set the independent registered public accounting firm's remuneration. 1c. Gregory L. Cowan 1d. Michael DeBiasi For Against Abstain 1e. Brian Markison The Independent Director of the Board of Directors recommends you vote FOR proposal 3. ! ! ! 3. To approve a waiver of offer obligations under rule 37 of the Irish takeover rules to enable share buybacks or redemptions. Such other business as may properly come before the meeting or any adjournment thereof. 1f. Sriram Venkataraman 1g. Juan Vergez 4. 1h. Fred Weiss Yes ! No ! Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRELIMINARY - SUBJECT TO COMPLETION Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders: The Notice and Proxy Statement, Annual Report on Form 10-K and Irish Statutory Financial Statements are available at www.proxyvote.com. E92545-P32954 OSMOTICA PHARMACEUTICALS PLC Annual General Meeting of Shareholders May 20, 2020 3:00 PM LST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Brian Markison, Andrew Einhorn and Rebecca Jewell or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OSMOTICA PHARMACEUTICALS PLC that the undersigned shareholder(s) is/are entitled to vote, with all powers which the undersigned would possess if personally present at the meeting, at the Annual General Meeting of Shareholders to be held on Wednesday, May 20, 2020 at 3:00 PM LST at [ ], and at any adjournment or postponement thereof. You may vote at the Annual General Meeting if you were a shareholder of record at the close of business on March 23, 2020. Only independent shareholders are entitled to vote on proposal 3. If you are not an independent shareholder and vote on proposal 3, your vote will be discarded (on that proposal only). A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Brian Markison, Andrew Einhorn and Rebecca Jewell, please contact our Company Secretary at 400 Crossing Blvd., Bridgewater, NJ 08807. Any such nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' or the Independent Director's recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof. Continued and to be signed on reverse side